UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEEP SEA MINERALS CORP.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English (if applicable)

British Columbia	1000	Not Applicable
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

Suite 1600 – 409 Granville Street
Vancouver, British Columbia V6C 1T2, Canada
Telephone 281-467-1279

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.
112 East 42nd Street, 18th Floor
New York, New York 10168
Telephone 800-221-0102

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy of Communications To:

Alex Katznelson Cozen O’Connor LLP Bay Adelaide Centre – North Tower 40 Temperance Street, Suite 2700 Toronto, Ontario M5H 0B4, Canada Tel.: 647-371-0047	Jun Ho Song. Cozen O’Connor LLP Bentall 5, 550 Burrard Street, Suite 2501 Vancouver, British Columbia V6C 2B5, Canada Tel.: 236-317-5567

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this registration statement

Province of British Columbia

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B	☐	at some future date (check appropriate box below)

1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

EXPLANATORY NOTE

The Registration Statement on Form F-10 incorporates: (i) audited consolidated financial statements for the years ended December 31, 2025 and 2024, together with the independent auditor’s report thereon prepared by Adam Sung Kim Ltd., the former auditor of the Registrant, in accordance with Canadian Generally Accepted Auditing Standards, which report is required under Canadian securities laws for the Canadian Base Shelf Prospectus as the current auditor is not licensed with the Chartered Professional Accountants of British Columbia (CPA BC); and (ii) amended audited consolidated financial statements for the years ended December 31, 2025 and 2024, together with the independent auditor’s report thereon prepared by Reliant CPA PC, the current auditor of the Registrant, in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), which report is required for U.S. securities law purposes under Section 102 of the Sarbanes-Oxley Act of 2002 because the former auditor is not registered with the PCAOB.

PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada, except Nova Scotia, that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirements has been obtained.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from Deep Sea Minerals Corp., c/o 1500 - 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7, telephone: 1-604-602-0001, and are also available electronically at www.sedarplus.ca.

SHORT FORM BASE SHELF PROSPECTUS

New Issue	July 28, 2026

DEEP SEA MINERALS CORP.

$50,000,000

Common Shares
Warrants
Subscription Receipts
Units
Common Shares Represented by Depositary Shares
Debt Securities

This short form base shelf prospectus (“Prospectus”) relates to the offering for sale by of Deep Sea Minerals Corp. (the “Company”, “SEAS”, “we”, “us” or “our”) from time to time, during the 25- month period that this Prospectus, including any amendments hereto, remains effective, of the following securities of the Company in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to $50,000,000 (or the equivalent thereof in other currencies, including United States dollars, based on the applicable exchange rate at the time of the issuance of such Securities): (i) common shares in the capital of the Company (each, a “Common Share”); (ii) warrants (each, a “Warrant”) to purchase other Securities (as defined below) of the Company; (iii) subscription receipts (each, a “Subscription Receipt”); (iv) units (each, a “Unit”) comprising of one or more of the other Securities; (v) Common Shares represented by depositary shares, including American depositary shares (“Depositary Shares”); and (vi) debt securities (the “Debt Securities” and with the Common Shares, Warrants, Subscription Receipts, Units, and Common Shares represented by Depositary Shares, collectively referred to herein as the “Securities”). The Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement (each, a “Prospectus Supplement”).

In addition, the securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the securities separately, a combination of securities or any combination of, among other things, securities, cash and the assumption of liabilities.

The Common Shares are listed and posted for trading on the Canadian Securities Exchange (the “CSE”) under the symbol “SEAS”, the OTCQB Venture Market (“OTCQB”) under the symbol “DSEAF” and the Frankfurt Stock Exchange (“FSE”) under the symbol “X450”. On July 28, 2026, being the last complete trading day prior to the date hereof, the closing price of the Common Shares on the CSE was $1.38, on the OTCQB was US$0.98 and on the FSE was €0.925. Unless otherwise specified in an applicable Prospectus Supplement, Debt Securities, Subscription Receipts, Units (other than the Common Shares underlying the Units), Warrants and Depositary Shares will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this Prospectus. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities and the extent of issuer regulation. See “Risk Factors”.

The Company is a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted in the United States and Canada, to prepare this Prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The Company prepares its financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), which differ from accounting principles generally accepted in the United States of America.

Prospective investors should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. This Prospectus does not discuss U.S. or Canadian tax consequences and any such tax consequences may not be described fully in any applicable Prospectus Supplement with respect to a particular offering of Securities. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of Canada, that most of its officers and directors are not residents of the United States, that some or all of the underwriters or experts named in this Prospectus or any applicable Prospectus Supplement may not be residents of the United States and that all or a substantial portion of the assets of the Company and said persons are located outside of the United States. See “Enforceability of Civil Liabilities Under U.S. Securities Laws”.

The Company is not making and will not make an offer of these Securities in any jurisdiction where the offer or sale is not permitted. This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in such jurisdiction.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR HAS THE SECURITIES COMMISSION OF ANY STATE OF THE UNITED STATES OR ANY CANADIAN SECURITIES REGULATOR APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DEPOSITARY SHARES WILL NOT BE OFFERED OR SOLD IN CANADA.

No underwriter has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

This Prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the securities in such jurisdiction. Except where an exemption from the delivery requirements under applicable securities legislation in each of the provinces and territories of Canada is available, all applicable information permitted under securities legislation to be omitted from this Prospectus that has been so omitted will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains. You should read this Prospectus and any applicable Prospectus Supplement carefully before you invest in any Securities issued pursuant to this Prospectus.

This Prospectus may qualify an “at-the-market distribution”, as defined in National Instrument 44-102 – Shelf Distributions (an “ATM Distribution”). In connection with any underwritten offering of securities, excluding an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered. Such transactions, if commenced, may discontinue at any time. A purchaser who acquires Securities forming part of the underwriters’ over-allocation position acquires those Securities under this Prospectus, regardless of whether the overallocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. No underwriter of an ATM Distribution, and no person or company acting jointly or in concert with an underwriter, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the ATM Distribution prospectus, including selling an aggregate number or principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities. See “Plan of Distribution”.

A Prospectus Supplement will set out the names of any underwriters, dealers or agents involved in the sale of the Securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such Securities, including the net proceeds the Company expects to receive from the sale of such securities, if any, the amounts and prices at which such Securities are sold and the compensation of such underwriters, dealers or agents.

Investment in the Securities being offered is highly speculative and involves significant risks that you should consider before purchasing such Securities. You should carefully review the risks outlined in this Prospectus (including any Prospectus Supplement) and in the documents incorporated by reference as well as the information under the heading “Cautionary Note Regarding Forward-Looking Statements” and consider such risks and information in connection with an investment in the Securities. See “Risk Factors”.

James Deckelman, Chief Executive Officer of the Company, resides outside of Canada and has appointed McMillan LLP at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, as his agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. See “Agent for Service of Process”.

The specific terms of the Securities with respect to a particular offering will be set out in one or more Prospectus Supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of Warrants, the offering price, the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the procedures for the exchange of the Subscription Receipts into other Securities. the designation, number and terms of such other Securities, and any other specific terms; (iv) in the case of Units, the designation, number and terms of the other Securities comprising the Units; (v) in the case of Common Shares represented by Depositary Shares, the number of Depositary Shares being offered, the number of Common Shares underlying each Depositary Share, the offering price and currency of the Depositary Shares, the name of the depositary, and the terms and details of the deposit agreement under which the Depositary Shares would be issued; and (vi) in the case of Debt Securities, the specific designation, the aggregate principal amount, the currency or the currency unit for the Debt Securities being offered, the maturity, the interest provisions, the authorized denominations, the offering price, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the Debt Securities are secured, affiliate-guaranteed, senior or subordinated and any other terms specific to the Debt Securities being offered.

Where required by statute, regulation or policy, and where securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the Prospectus Supplement describing the Securities.

Investors should rely only on the information contained in or incorporated by reference into this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide investors with different information. Information contained on our website shall not be deemed to be a part of this Prospectus (including any applicable Prospectus Supplement) or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Securities. We will not make an offer of these Securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the face page of this Prospectus, the date of any applicable Prospectus Supplement or the date of any documents incorporated by reference herein.

The Company’s head office and mailing address is located at Suite 1600 – 409 Granville Street, Vancouver, BC, V6C 1T2, Canada. The Company’s registered office is located at Suite 1500 – 1055 West Georgia Street, Vancouver, BC V6E 4N7.

i

ABOUT THIS PROSPECTUS

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “we”, “us”, “our” or similar terms, as well as references to “SEAS” or the “Company”, refer to Deep Sea Minerals Corp. together, where context requires, with our subsidiaries.

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this Prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate only as of the date on the front of such document and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of our securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

Readers should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date of this Prospectus or the respective dates of the documents incorporated by reference herein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein are accurate only as of their respective dates. The business, financial condition, results of operations and prospects of the Company may have changed since those dates.

This Prospectus shall not be used by anyone for any purpose other than in connection with an offering of Securities in compliance with applicable securities laws. The Company does not undertake to update the information contained or incorporated by reference herein, including any Prospectus Supplement, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the Company’s website shall not be deemed to be a part of this Prospectus and such information is not incorporated by reference herein.

The Company will be filing with the SEC a registration statement on Form F-10 (the “U.S. Registration Statement”) under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Securities. This Prospectus, which constitutes part of the U.S. Registration Statement, provides prospective investors with a general description of the Securities that the Company may offer. Each time the Company sells Securities under the U.S. Registration Statement, it will file with the SEC a Prospectus Supplement that will contain specific information about the terms of that offering of Securities. A Prospectus Supplement may also add, update or change information contained in this Prospectus. Before a prospective investor invests, the prospective investor should read both this Prospectus and any applicable Prospectus Supplement together with additional information described under the heading “Documents Incorporated by Reference” herein and therein. This Prospectus, which will constitute a part of the U.S. Registration Statement, does not contain all of the information contained in the U.S. Registration Statement, certain items of which are contained in the exhibits to the U.S. Registration Statement as permitted by the rules and regulations of the SEC. Statements included in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, a prospective investor should refer to any applicable full version or more detailed description of the contract, agreement or other document, as may be available electronically on the System for Electronic Document Analysis and Retrieval+ (“SEDAR+”) at www.sedarplus.ca and on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) at www.sec.gov, for a more complete description of the matter involved.

MARKET AND INDUSTRY DATA

Market data and certain industry forecasts used in this Prospectus and any applicable Prospectus Supplement, and the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement, were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

CURRENCY AND EXCHANGE RATE INFORMATION

Unless otherwise indicated, all references to “$”, “C$”, “CAD” or “dollars” in this Prospectus refer to Canadian dollars, all references to “US$” or “USD” refer to United States dollars and all references to € refer to Euros. The daily average exchange rates on July 28, 2026, as reported by the Bank of Canada for the conversion of Canadian dollars into: (i) United States dollars was $1.00 equals US$0.7091; and (ii) Euros was $1.00 equals €0.6229.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

The Company is a corporation incorporated under and governed by the Business Corporations Act (British Columbia). Most of its directors and officers reside outside of the United States, and a substantial portion of the Company’s assets and all or a substantial portion of the assets of these persons is located outside the United States. The Company has appointed an agent for service of process in the United States; however it may nevertheless be difficult for investors who reside in the United States to effect service of process in the United States upon the Company or any such persons, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any such persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

The Company will file with the SEC, concurrently with the U.S. Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company intends to appoint an agent for service, with an address in the USA, as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a U.S. court arising out of or related to or concerning the offering of Securities under this Prospectus.

TECHNICAL GLOSSARY

The following is a glossary of terms relevant to the subsea mineral exploration and development industry, which may be referenced herein:

“1994 Agreement” means the 1994 Agreement relating to the Implementation of Part XI (deep seabed mining) of UNCLOS, which was entered into to address certain difficulties with the seabed mining provisions contained in Part XI of UNCLOS, which had been raised primarily by industrialized countries, and which is interpreted and applied together with UNCLOS.

“CCZ” means the Clarion-Clipperton Fracture Zone of the Pacific Ocean, one part of international waters for which the ISA has entered into contracts for the exploration of polymetallic nodules rich in critical minerals.

“CISBMA” means the Cook Islands Seabed Mineral Authority, which issues licenses and permits under the Seabed Minerals Act 2019 (Cook Islands) for subsea mineral rights in the Cook Islands EEZ.

“DSHMRA” means the Deep Seabed Hard Mineral Resources Act of 1980 (United States), which governs subsea mineral exploration and development in international waters by United States citizens and companies

“Exclusive Economic Zone” or “EEZ” means a sea zone extending up to 200 nautical miles from a nation’s coast, where such nation has special rights to explore, use, conserve and manage marine resources, as defined by UNCLOS.

“ISA” means the International Seabed Authority, an autonomous international organization, comprised of 170 member states and the European Union and established under UNCLOS and the 1994 Agreement, through which the parties to UNCLOS organize and control all mineral-resources-related activities in international waters for the benefit of humankind as a whole, which has the mandate to ensure the effective protection of the marine environment from harmful effects that may arise from deep-seabed-related activities.

“NOAA” means the United States National Oceanic and Atmospheric Administration, an agency under the United States Department of Commerce, which issues licenses and permits under the DSHMRA.

“polymetallic nodules” means mineral concretions on the deep ocean floor rich in minerals, such as manganese, nickel, copper and cobalt, formed slowly from seawater precipitation, which are a major-focus for deep sea mining.

“UAOCMR Order” means the Executive Order signed by President Trump on April 24, 2025, titled “Unleashing America’s Offshore Critical Minerals and Resources”, which directs the Commerce Secretary to implement an expedited permitting process under DSHMRA.

“UNCLOS” means the 1982 United Nations Convention on the Law of the Sea, which provides a comprehensive regime of law and order to the Earth’s oceans and establishes rules for the allocation of states’ rights and jurisdiction in maritime spaces, the peaceful use of the oceans and the management of their resources.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions readers regarding forward-looking statements found in this Prospectus (including the documents incorporated by reference herein) and in any other statement made by, or on the behalf of the Company.

Forward-looking information and forward-looking statements are often, but not always, identified by the use of words such as “seek”, “anticipate”, “plan”, “continue”, “planned”, “expect”, “project”, “predict”, “potential”, “targeting”, “intends”, “believe”, and similar expressions, or describes a “goal”, or variation of such words and phrases or states that certain actions, events or results “may”, “should”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Except for statements of historical fact, information contained in this Prospectus and the documents incorporated by reference herein, constitutes “forward-looking information” and “forward-looking statements” within the meaning of applicable securities laws. Such forward-looking information and forward-looking statements include, but are not limited to:

●	the potential benefits, and commercial and technical feasibility, of subsea mineral resource development;

●	our intended acquisition of subsea mineral rights;

●	our and our future partners’ development and operational plans, including with respect to the planned uses of polymetallic nodules, where and how nodules will be obtained and processed, the expected environmental, social and governance (“ESG”) impacts thereof and our plans to assess these impacts and the timing and scope of these plans, including the timing and expectations with respect to our receipt of exploitation contracts and our commercialization plans;

●	government regulation of mineral extraction from the deep seafloor and changes in mining laws and regulations;

●	technical, operational, environmental, social and governance risks of acquiring, developing and deploying equipment to collect and ship polymetallic nodules at sea, and to process such nodules on land;

●	the sources and timing of potential revenue, if any, as well as the timing and amount of estimated future production, costs of production, other expenses, capital expenditures and requirements for additional capital;

●	the U.S. Registration Statement (as defined herein);

●	cash flow provided by operating activities;

●	the expected activities of our future partners under our key strategic relationships;

●	the sufficiency of our cash on hand to meet our working capital and capital expenditure requirements, the need for additional financing and our ability to continue as a going concern;

●	our ability to raise financing in the future, the nature of any such financing and our plans with respect thereto;

●	any litigation to which we are or become a party;

●	claims and limitations on insurance coverage;

●	our plans to mitigate our material weakness in our internal control over financial reporting;

●	geological, metallurgical and geotechnical studies and opinions;

●	mineral resource estimates, and our ability to define and declare reserve estimates;

●	our status as an emerging growth company; and

●	our expected financial performance.

Forward-looking statements and forward-looking information are not guarantees of future performance and are based upon a number of estimates and assumptions of management, at the date the statements are made, in respect of:

●	favourability of operating conditions;

●	the receipt of necessary third party approvals, licences or permits on favourable terms;

●	the result of any potential legal, regulatory or geopolitical conflict or litigation resulting from the United States asserting governance of subsea mineral exploration and development in international waters under the DSHMRA;

●	the continued cooperation and alignment of national interests between the United States and the Cook Islands;

●	the Cook Islands’ intention to grant mining licenses in the future;

●	the availability of equipment;

●	the availability of qualified vessel operators and marine contractors;

●	our ability to obtain financing on acceptable terms;

●	currency exchange and interest rates; the impact of competition;

●	the changes and trends in our industry and the global economy;

●	changes in laws, rules, regulations and global standards;

●	our ability to build our market share;

●	our ability to retain key personnel;

●	transaction opportunities, exploration potential, and precious metals prices;

●	the sufficiency of the Company’s amended application for an exploration license under the NOAA regime, submitted on July 17, 2026, in responding to the requests for supplemental information in NOAA’s notice to the Company dated May 26, 2026;

v

●	NOAA will require no further information from the Company in order to determine the Company’s application is in full compliance with applicable regulatory requirements;

●	the federal-agency consultation, antitrust review, public-comment, certification, environmental-review and hearing processes applicable to the NOAA application will proceed generally in accordance with the indicative regulatory periods described herein;

●	NOAA will not identify material deficiencies relating to the Company’s financial responsibility, technical capability, proposed exploration plan, environmental information, proposed licence area or other regulatory requirements that the Company is unable to address;

●	a licensing process or invitation will be available under the Cook Islands seabed minerals regime on terms allowing the Company to submit an application for an exploration licence in the Cook Islands’ Exclusive Economic Zone;

●	the Company will be able to complete the technical, financial, environmental, corporate and work-program materials required for a Cook Islands exploration licence application within its anticipated timeframe;

●	the Company will be able to demonstrate access to sufficient financial resources, technical expertise, vessels, equipment, contractors and environmental capabilities to satisfy the applicable NOAA and Cook Islands regulatory requirements and any other regulatory requirements;

●	the Company will obtain sufficient financing to fund the regulatory, environmental, technical and offshore activities contemplated by its NOAA and Cook Islands work programs when required;

●	the Cook Islands election process and any related government transition will be completed without material delay;

●	following the election, the Cook Islands authorities will designate additional parcel blocks or areas for subsea mineral exploration and exploitation;

●	there will be no material change in Cook Islands policy, legislation, licensing criteria or regulatory priorities following the election; and

●	such other assumptions set out herein.

Many of these assumptions are inherently subject to significant business, social, economic, political, regulatory, competitive and other risks and uncertainties, contingencies, and other factors that are not within the control of the Company and could cause actual performance, achievements, actions, events, results or conditions to be materially different from those projected in the forward-looking statements and forward-looking information.

Such forward-looking statements and forward-looking information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information, including, without limitation, the following risks and uncertainties:

●	risks related to the highly speculative nature of the Company’s business;

●	risks related to subsea mineral exploration and development operations;

●	risks related to the Company’s limited business history and no history of earnings;

●	risks related to the availability of future financing and the Company’s ability to continue as a going concern;

●	risks related to the Company’s exploration and development activities on the mineral properties;

●	uncertainties regarding the grade and quality of polymetallic nodules;

●	uncertainties regarding the commercial collection of polymetallic nodules;

●	negative perceptions regarding the collection of polymetallic nodules;

●	pressure and lobbying by non-governmental organizations;

●	uncertainties regarding our future reliance on strategic partnerships;

●	uncertainties regarding technology required for our business;

●	uncertainties regarding the treatment and processing of polymetallic nodules;

●	natural hazards and seasonality;

●	expropriation of potential future operating equipment or assets;

●	technological obsolescence;

●	the Company’s dependence on key personnel;

●	risks related to foreign operations;

●	risks related to acquisitions and integration;

●	changes in laws and regulations;

●	risks related to competition;

●	fluctuations in prices of precious metals, other commodities and natural resources;

●	legal and litigation risks;

●	uncertainty and volatility related to stock market prices and conditions;

●	dilution of the interests of shareholders;

●	risks related to geopolitical disputes;

●	risks related to the Company’s officers and directors becoming associated with other natural resource companies, which may give rise to conflicts of interest;

●	risks related to climate change; and

●	risks related to pandemics, epidemics or other health crises.

In evaluating forward-looking information or statements, current and prospective shareholders should specifically consider various factors, including the foregoing risks and risks outlined herein under the heading “Risk Factors”. The list above and other factors disclosed herein are not exhaustive of the factors that may affect any of our forward-looking information or forward-looking statements. Although the Company has attempted to identify important factors that could cause actual actions, events, results, performance or achievements to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause actions, events, results, performance or achievements not to be as anticipated, estimated or intended. There can be no assurance that forward-looking statements or information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information or statements. Accordingly, readers and investors should not place undue reliance on forward-looking information or statement statements. The Company does not intend to update forward-looking statements, except as required by law.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with applicable securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference are available electronically under the Company’s profile on SEDAR+ at www.sedarplus.ca. The filings of the Company through SEDAR+ and EDGAR are not incorporated by reference in this Prospectus except as specifically set out herein. The following documents, filed with the securities commissions in certain provinces and territories of Canada are specifically incorporated by reference into, and form an integral part of, this Prospectus, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus:

●	amended and restated annual information form for the year ended December 31, 2025, dated July 27, 2026 (the “AIF”);

●	audited consolidated financial statements of the Company for the years ended December 31, 2025, and 2024, together with the notes thereto and the report of the independent auditors thereon;

●	reviewed consolidated financial statements of the Company for the three months ended March 31, 2026 and 2025, together with the notes thereto;

●	management’s discussion and analysis of the Company for the year ended December 31, 2025 (the “Annual MD&A”);

●	management’s discussion and analysis of the Company for the three months ended March 31, 2026 (the “Interim MD&A”);

●	management information circular of the Company dated June 22, 2026, prepared for the annual general meeting of shareholders of the Company to be held on July 28, 2026;

●	material change report dated January 19, 2026, regarding a loan agreement with an arm’s length lender for an unsecured loan of $50,000;

●	material change report dated February 10, 2026, regarding the closing of the Company’s non-brokered private placement of 10,550,425 Common Shares (the “February 2026 Private Placement”); and

●	material change report dated May 28, 2026, regarding the Company’s share split (the “Share Split”) on the basis of two (2) post-Share Split Common Shares for each one (1) pre-Share Split Common Share (the “Share Split MCR”).

Any documents of the type described in Section 11.1 of Form 44-101F1 – Short Form Prospectus filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this Prospectus and prior to the expiry of this Prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this Prospectus.

In addition, the Company may determine to incorporate into any Prospectus Supplement to this Prospectus, including any Prospectus Supplement that it files in respect of an “at-the-market” offering, any news release that the Company disseminates in respect of previously undisclosed information that, in the Company’s determination, constitutes a “material fact” (as such term is defined under applicable Canadian securities laws). In this event, the Company will identify such news release as a “designated news release” for the purposes of the Prospectus in writing on the face page of the version of such news release that the Company files on SEDAR+ (any such news release, a “Designated News Release”), and any such Designated News Release shall be deemed to be incorporated by reference into the Prospectus Supplement for the offering in respect to which the Prospectus Supplement relates. These documents will be available electronically under the Company’s profile at www.sedarplus.ca.

A Prospectus Supplement containing the specific terms of any offering of our securities will be delivered to purchasers of our securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of our securities to which that Prospectus Supplement pertains.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished by the Company to the SEC after the date of this Prospectus, that document or information shall be deemed to be incorporated by reference as an exhibit to the U.S. Registration Statement of which this Prospectus forms a part. In particular, all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the U.S. Exchange Act of 1934, as amended (the “U.S. Exchange Act”), on or after the date of the Prospectus until the date on which the U.S. Registration Statement has been withdrawn shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of those documents. However, information that we furnish to the SEC under the U.S. Exchange Act on Form 6-K or under Item 2.02 shall not be incorporated by reference into, or otherwise be included in, this Prospectus unless such Form 6-K explicitly provides that such information shall be incorporated by reference into this Prospectus and only to the extent expressly provided in such Form 6- K.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Any template version of any “marketing materials” (as such term is defined in NI 44-101 Short Form Prospectus Distributions) filed after the date of a Prospectus Supplement and before the termination of the distribution of the securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

Upon our filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of our securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of securities under this Prospectus.

References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about us and our properties and business that you should consider before investing in any securities. You should carefully read the entire prospectus and the applicable Prospectus Supplement, including the section entitled “Risk Factors”, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, before making an investment decision.

Name, Address and Incorporation

The Company was incorporated on February 17, 2022, under the Business Corporations Act (British Columbia) (“BCBCA”) under the name “Copperhead Resources Inc.” On January 26, 2026, the Company changed its name from “Copperhead Resources Inc.” to “Deep Sea Minerals Corp.”. The Company’s registered office and records office is located at 1500, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7. The Company’s head office and mailing address is located at Suite 1600 – 409 Granville Street, Vancouver, BC, V6C 1T2, Canada.

Intercorporate Relationships

The following corporate organizational chart displays the Company and its wholly-owned direct and indirect subsidiaries:

Business of the Company

The Company is an early-stage subsea mineral exploration and development company focused on identifying and acquiring mineral rights in select jurisdictions, primarily within the CCZ and Exclusive Economic Zones, and advancing those rights through a staged, environmentally responsible development pathway. Although the Company has not yet acquired any mineral rights, its U.S. subsidiary, American Deep Sea Minerals Corp. has filed an application with NOAA for an exploration license under DSHMRA, which, if granted, would authorize the Company to conduct surveys, research and test mining of polymetallic nodules in respect of a ~150,000 km2 area located within the CCZ. The Company has also incorporated Deep Sea Minerals (Cook Islands) Limited, its wholly-owned Cook Islands subsidiary, to advance an application for an exploration license in the Exclusive Economic Zone of the Cook Islands. The Company does not own and does not currently intend to own proprietary subsea mining technology or specialized marine equipment and does not intend to conduct exploration or development work on behalf of third parties. Instead, the Company expects to engage qualified third-party technology providers, marine contractors, and independent environmental and scientific consultants to perform technical, field, and environmental work required to advance projects. Where appropriate, the Company may enter into joint ventures or similar arrangements to share risk, manage capital requirements, and access complementary capabilities.

The Company intends to prioritize subsea mineral projects that are capable of meeting environmental responsibility standards while delivering potential long-term benefits to host communities and countries. The Company’s strategy is to build a diversified portfolio of subsea mineral projects at varying stages of advancement and across a range of mineral resources, subject to applicable regulatory, environmental, and commercial considerations.

The Company’s business model is focused on acquiring exploration licenses, mineral rights, or other forms of project tenure in respect of subsea mineral resources. The Company does not expect to directly conduct exploration, development, or operational activities. Instead, all technical, exploration, environmental, and operational work is expected to be carried out by third-party technology providers, contractors, and independent environmental and scientific consultants engaged by the Company. Under this model, the Company intends to utilize established subsea technology providers and service contractors to perform exploration and development activities, and to engage qualified environmental and scientific organizations to conduct baseline studies, environmental impact assessments, and ongoing monitoring, as required by applicable regulatory authorities. The Company’s role is limited to project identification, licensing, strategic and operational oversight, and capital and commercial structuring. The Company does not anticipate providing exploration, development, or operational services to third parties in exchange for equity, fees, or other consideration.

The Company is focused on identifying, assessing, acquiring, and developing subsea mineral resources located within: (i) the Exclusive Economic Zones of host countries; or (ii) international waters. In particular, the Company is focused on the Exclusive Economic Zones of the Cook Islands and the United States, and the CCZ in international waters. The Company has submitted an application to NOAA for an exploration license for an area covering approximately 147,430 km2 in the CCZ, which NOAA has determined is in substantial compliance with applicable regulations. For further information regarding the Company’s application to NOAA for an exploration license in respect of an area of the CCZ, see “The Subsea Mineral Exploration and Development Industry - (b) Subsea Mineral Exploration and Development in International Waters” in the AIF. The Company has also incorporated a Cook Islands subsidiary to advance an application for subsea mineral rights in the EEZ of the Cook Islands. As of the date hereof, the Company has not formally applied under the Cook Islands regime. The Company has engaged through correspondence with the Cook Islands Seabed Minerals Authority regarding a potential application for an exploration licence. The Company understands that the Cook Islands authorities do not presently intend to accept further formal exploration licence applications until after the forthcoming Cook Islands election and parliament reconvenes and approves additional designated parcel blocks and areas of the Cook Islands’ EEZ for licensing. Accordingly, although the Company has nearly finalized the technical, financial, environmental, corporate and work-program materials required for an application, the timing of any formal submission will not occur until after the new government in the Cook Islands is formed and is dependent on the new government designating additional parcel blocks and areas of the Cook Islands’ EEZ for licensing. Based on the information currently available to the Company, the Company expects to submit a formal application between Q3 2026 and Q1 2027. This timing is an estimate only and may be delayed if the election process, government transition, regulatory review or reopening of the application process takes longer than anticipated. There can be no assurance that CISBMA will begin accepting applications by Q1 2027, if ever, or that the Company’s formal application, if submitted, will be accepted as complete or ultimately approved. The Company intends to advance the Cook Islands application concurrently with its application to NOAA, subject to regulatory timing, capital availability and management’s assessment of the relative priority of each jurisdiction. Based on its current strategic priorities and expected use of funds, the Company currently expects to allocate approximately 60% of its subsea mineral rights application and project-development resources to advancing the NOAA/DSHMRA application, approximately 30% to advancing the Cook Islands application and approximately 10% to evaluating potential opportunities in the United States EEZ around American Samoa. These allocations are current estimates only and may vary depending on the timing of regulatory review processes, the availability and cost of technical and environmental consultants, vessel and contractor availability, financing, and the Company’s assessment of the relative merits of each opportunity. The Company has not taken any material steps to obtain permits in respect of the United States EEZ in Hawaii beyond preliminary desktop evaluation. The Company is focused on these jurisdictions to align itself with the national interests of the United States. See “The Subsea Mineral Exploration and Development Industry – (d) Competitive Position and Strategic Focus” in the AIF.

While the Company believes the NOAA regime provides a viable regulatory pathway to commercial production, it still remains subject to significant uncertainty and risk. The extent to which rights granted under the NOAA regime may be subject to challenges regarding international recognition, market acceptance and enforceability, and there is potential for legal, regulatory or geopolitical conflicts between the NOAA regime and other international frameworks, such as the ISA framework. For example, there is a risk of overlap between areas subject to licenses or permits granted under the NOAA regime and areas subject to contracts granted under other frameworks, and there is significant uncertainty regarding how any such overlap would be resolved. Furthermore, such uncertainties, legal challenges and geopolitical tensions could significantly and negatively impact the Company’s ability to obtain, maintain, enforce and commercially benefit from any subsea mineral rights it may obtain under the DSHMRA. Despite this uncertainty, the Company believes that DSHMRA provides a viable and robust regulatory path to commercial production because of the existence of enacted legislation and detailed implementing regulations, NOAA’s prior issuance and renewal of exploration licences under DSHMRA, the current U.S. policy objective of advancing domestic critical-mineral supply chains, and NOAA’s acceptance and review of recent applications under the regime. However, the Company’s assessment is subject to additional uncertainty. NOAA has issued only a limited number of exploration licences under DSHMRA, the original licences were issued in the 1980s, NOAA has not issued any new exploration licences more recently, and NOAA has not ever issued a commercial recovery permit. Accordingly, there is limited precedent regarding current application requirements, review practices, licence terms, environmental obligations, timelines, costs and the international recognition or enforceability of rights granted under DSHMRA. The absence of recent precedent reduces the Company’s ability to predict whether, when or on what terms its application may be approved and increases the risk that NOAA may require additional information, impose material terms or conditions, extend its review or deny the application. See “The Subsea Mineral Exploration and Development Industry - (b) Subsea Mineral Exploration and Development in International Waters” and “Risk Factors” in the AIF.

The Company is focused on acquiring mineral rights through government licensing processes, joint venture agreements, and advancing such rights through responsible and environmentally conscious project development. The Company will prioritize projects that satisfy rigorous environmental and sustainability standards, while delivering meaningful benefits to host countries. Environmental protection is integral to all strategic and operational decisions.

The Company does not intend to act as a contractor or service provider to other companies and will not conduct exploration or development work on behalf of third parties. Instead, the Company intends to acquire mineral rights and advance its own projects through the engagement of qualified third-party technology providers, contractors, and independent environmental and scientific consultants. The Company has identified marine vessel contractors based in New Zealand or with global operations, which the Company may engage in the future, if the Company advances its application for subsea mineral rights and initiates its intended offshore operations. However, as of the date hereof, no formal arrangements have been entered into.

The Company intends to advance each project through a defined development pathway designed to reduce risk and build value. This progression may include acquiring exploration rights, verifying and quantifying the mineral resource, collecting baseline environmental data required for permitting processes, preparing environmental impact assessments and reports, and developing and confirming commercial programs. The Company does not intend to perform these technical or field activities itself; rather, such work is expected to be carried out by qualified third-party contractors, technology providers, and independent environmental and scientific consultants under the oversight and direction of the Company. The Company may also choose to divest equity interests in specific projects or enter into joint ventures or similar arrangements to support further project advancement and manage capital requirements and risk.

Subsea mining projects typically progress through phases, including: (i) the license acquisition, exploration and evaluation stage, which involves, among other things, identifying prospective geological settings, conducting desktop geological and geophysical analysis, reviewing historical oceanographic and mineral data, selecting target areas, engaging with relevant authorities to acquire exploration or contract rights, and planning potential reconnaissance surveys and other non-intrusive data-gathering activities to validate the presence and characteristics of seabed mineralization; (ii) resource definition and environmental baseline studies, comprising detailed seabed surveys, sampling, and environmental data collection required to support future permitting; (iii) engineering design and pilot-scale testing, during which third-party contractors or technology providers may design or test subsea collection systems, lift systems, and surface support infrastructure to validate technical and environmental performance; (iv) permitting and pre-commercial development, which includes obtaining regulatory approvals, completing feasibility studies, finalizing processing and logistics strategies, and arranging financing or strategic partnerships; and (v) if warranted based on results, commercial production and ramp-up, involving the deployment of full-scale subsea mining systems, commencement of operations, and generation of revenue. The Company’s subsea mineral exploration and development business is in the exploration, license acquisition, and validation stage, which includes identifying prospective jurisdictions, engaging with host governments, and conducting preliminary surveys and data analysis to confirm subsea mineral potential.

While each jurisdiction is subject to its own regulatory processes and timelines, the Company anticipates that timelines to exploration and potential commercialization may converge over time as regulatory frameworks and industry standards continue to develop and become more standardized globally. The Company expects that advancement toward revenue generation will be contingent upon, among other factors, obtaining appropriate governmental approvals, accessing prospective areas, and demonstrating the technical and economic feasibility of nodule collection and seabed lift systems. Revenue from commercial production, if ever achieved, may take up to an additional 10 years post concession granting from host jurisdictions.

In parallel with the Company’s efforts to acquire subsea mineral rights, the Company is evaluating subsea mineral collection technologies, including nodule-collection systems and seabed lift methodologies, based on publicly available industry data, historical testing by industry participants, and emerging technological developments. The Company has undertaken research and preliminary due diligence on a range of subsea mineral collection technologies and third-party service providers, primarily through the review of publicly available information and non-binding discussions. Such activities have been conducted for informational and comparative purposes only and have not included detailed engineering, environmental, or economic feasibility studies. Publicly reported trials conducted by certain industry participants suggest that elements of such technologies may be technically feasible; however, commercial-scale performance remains dependent on site-specific conditions, regulatory approvals, environmental considerations, and continued technological advancement. The Company has not incurred any costs in connection with its research and preliminary due diligence.

While the Company has considered approaches that may offer a credible pathway to future commercial viability and alignment with evolving environmental standards and best practices intended to minimize disruption to marine ecosystems and wildlife, the Company has not selected any specific technology or provider and has not entered into any binding or non-binding agreements as of the date hereof. The Company has not made any determinations regarding the technical feasibility, environmental suitability, or commercial readiness of any subsea mineral collection technology.

The acquisition and realization of the Company’s assets, and the attainment of profitable operations is dependent upon many factors including, among other things: (i) obtaining all regulatory approvals and environmental permitting for commercial operations for identified jurisdictions of operation; (ii) financing being arranged by the Company to explore areas of interest yet to be identified, engaging, contracting or partnering with a third-party that has a nodule collection system for the recovery of polymetallic nodules from the seafloor and the processing technology for the treatment of polymetallic nodules at commercial scale; (iii) the establishment of mineable reserves; (iv) the commercial and technical feasibility of seafloor polymetallic nodule collection and processing; and (v) metal prices. The outcome of these matters cannot presently be determined because they are contingent on future events and may not be fully under the Company’s control.

For additional information with respect to the Company’s business, operations and financial condition, refer to its AIF, Annual MD&A and Interim MD&A, copies of which are available under the Company’s profile on SEDAR+ at www.sedarplus.ca.

CONSOLIDATED CAPITALIZATION

The following table sets forth the Company’s consolidated share and loan capitalization as of the date hereof:

Type of Security	Amount Authorized	Amount outstanding as of March 31, 2026	Amount outstanding as of the date hereof(1)
Common Shares	Unlimited	23,904,125	47,910,026
Warrants	Unlimited	239,050	376,324
Stock options (“Options”)	10% of Common Shares	725,000	1,100,000	(2)
Restricted share units (“RSUs”)	100,000	Nil	725,000	(3)

Notes:

On May 26, 2026, the Company completed the Share Split. See the Share Split MCR and “Three Year History – Current Financial Year” in the AIF. Figures are disclosed on a post-Share Split adjusted basis.

On April 1, the Company granted 150,000 Options (on a post-Share Split adjusted basis), each of which entitles the holder thereof to acquire one Common Share at an exercise price of $0.60 (on a post-Share Split adjusted basis) per Common Share for a period of five years. On April 8, 2026, 200,000 Options (on a post-Share Split adjusted basis) held by the Company’s former Chief Financial Officer and Corporate Secretary were surrendered and cancelled. On May 15, 2026, 300,000 Options (on a post-Share Split adjusted basis) held by a former director of the Company were cancelled.

On April 15, 2026, the Company granted 200,000 RSUs (on a post-Share Split adjusted basis) and, on April 1, 2026, the Company granted 400,000 RSUs (on a post-Share Split adjusted basis). On June 15, 2026, the Company granted 125,000 RSUs.

Information relating to any issuances of our Common Shares and securities exercisable for or exchangeable into Common Shares within the previous twelve-month period will be provided as required in a Prospectus Supplement under the heading “Prior Sales”.

USE OF PROCEEDS

Unless we otherwise indicate in a Prospectus Supplement, we currently intend to use the net proceeds from any sale of our securities for advancing applications for subsea mineral rights and advancing our operational readiness for subsea mineral exploration, and for working capital and general corporate purposes as follows:

Use of Proceeds	Amount ($)
Obtain exploration licence for area in the CCZ under NOAA regime	C$150,000 – C$350,000
Obtain exploration licence for area in the Cook Islands’ EEZ	C$150,000 – C$200,000
Initial offshore work program in CCZ (CCZ Cruise 1)	C$20,125,000 - $21,275,000
Follow-up offshore work program in CCZ (CCZ Cruise 2)	C$575,000 – C$1,150,000
Initial offshore work in Cook Islands’ EEZ (Cook Islands EEZ Cruise 1)	C$9,775,000 – C$10,350,000
Decision regarding American Samoa and other areas of U.S. EEZ	C$250,000 - C$500,000
General working capital(1)	C$3,975,000 – C$16,175,000
Total:	C$35,000,000 – C$50,000,000

Note:

(1)	General working capital is expected to be approximately allocated among the following categories, including but not limited to: management and consultant expenses of C$2,000,000 to C$2,500,000; audit and accounting expenses of C$275,000 to C$800,000; legal expenses of C$300,000 to C$1,200,000; insurance expenses of C$475,000 to C$600,000; Nasdaq, SEC and other U.S. public-company compliance expenses of C$200,000 to C$750,000; marketing and shareholder communications expenses of C$250,000 to C$1,500,000; other general and administrative expenses of C$250,000 to C$750,000; and additional regulatory, environmental, technical, project-development and contingency expenditures of C$225,000 to C$8,075,000.

The Company’s internal planning estimate for the first phase of activities through an initial offshore campaign in each of the CCZ and the Cook Islands EEZ is approximately $35 million to $50 million. Actual allocations may vary depending on the amount raised, the exchange rate at the time of financing, regulatory requirements, vessel availability, contractor pricing, license conditions, environmental requirements and the scope of any final offshore work program. For the purposes of the Company’s current plan, “offshore operations” means initial offshore exploration and environmental work, which may include seabed mapping, geophysical and oceanographic surveys, environmental baseline data collection, sampling campaigns, initial resource validation, mobilization and demobilization of vessels and equipment, and related offshore logistics and contractor support. The Company does not currently contemplate pilot-scale mining or commercial recovery activities as part of the first offshore campaign.

The Company’s current planning assumption is that the first phase of offshore work would consist of up to two initial offshore campaigns or cruises, one in the CCZ and one in the Cook Islands EEZ, with each campaign expected to focus on seabed mapping, sampling, initial resource validation and environmental baseline data collection. The Company also assumes that it will initiate follow-up offshore work in the CCZ within 25 months of this Prospectus. The number, duration, location and scope of any offshore campaign will depend on the terms and conditions of any licence or authorization granted, environmental and operational requirements, contractor availability, vessel scheduling, weather and sea conditions, and financing. The Company does not intend to commence offshore activities unless and until it has obtained the applicable mineral rights and all required operational, environmental, vessel, safety, monitoring and reporting approvals.

The Company has initiated preliminary steps to identify potential vessel operators, marine contractors, technical consultants, environmental consultants and other service providers. These activities include non-binding discussions, preliminary review of service capabilities and potential budgetary estimates. As of the date hereof, the Company has not entered into any binding vessel charter, offshore services agreement, environmental services agreement, subsea technology agreement or other material agreement for offshore operations. Any such arrangement is expected to be conditional upon, among other things, receipt of applicable licences and permits, finalization of the applicable work program, availability of financing, contractor availability and agreement on definitive commercial terms.

Business Objectives	Key Milestone(s)	Estimated Cost	Estimated Timing
Obtain exploration licence for area in the CCZ under NOAA regime	Determination by NOAA that the Company’s application is in full compliance with regulatory requirements	N/A	Q3 2026- Q4 2027
	Respond to questions and supplemental information requestions from NOAA until certification of the Company’s application	N/A	Q3 2026 – Q1 2027
	Terms, conditions and restrictions, and draft environmental impact statement	C$100,000 – C$200,000	Q2 2027 – Q3 2027
	Public hearing(s)	C$50,000 – C$150,000	Q2 2027 – Q3 2027
	Issuance of exploration license	N/A	Q4 2027
Obtain exploration licence for area of Cook Islands’ EEZ	Parliament approval of additional areas designated for subsea mineral exploration and exploitation	N/A	Q4 2026 – Q1 2027
	Initial submission of formal application	C$50,000	Q3 2026 – Q1 2027
	Determination by CISBMA that qualification criteria are met and subject area is available	N/A	30 – 50 days following application
	Respond to comments received from public and other Crown agencies on application	N/A	~40 days following determination by CISBMA
	Licensing panel recommendation, ministerial decision and cabinet approval	N/A	Q4 2026 – Q2 2027
	Issuance of exploration licence	C$100,000 – C$150,000	Q2 2027 – Q4 2027
Initial Offshore Work Program in CCZ (CCZ Cruise 1)	Dataset review and preliminary technical planning — review of available geological, geophysical, oceanographic and environmental datasets; refinement of survey objectives and preliminary work scopes.	C$287,500 – C$575,000	Q3 2026 – Q1 2027
	Environmental and survey program design — preliminary environmental baseline plan, survey design, sampling plan, monitoring methodologies and preparation of contractor scopes.	C$287,500 – C$575,000	Q4 2026 – Q2 2027
	Contractor procurement and conditional contracting — solicitation and evaluation of proposals, contractor due diligence, preliminary vessel scheduling, insurance review, logistics planning and negotiation of conditional arrangements.	C$575,000 – C$1,150,000	Q1 2027 – Q3 2027

	Final work program approval and mobilization readiness — finalization of survey scope, safety and environmental plans, vessel and equipment configuration, port and logistics arrangements and satisfaction of licence conditions precedent.	N/A	Q3 2027
	Multibeam / backscatter work program (Multibeam bathymetry, backscatter surveying, related vessel and survey-system costs)	C$6,325,000	Q4 2027
	Box-core work program (box-core sampling, sampling equipment, marine contractor support and associated vessel and personnel costs)	C$6,325,000	Q4 2027
	Environmental program (environmental baseline data collection, biological and oceanographic work, monitoring, technical personnel, laboratory work and related costs)	C$6,325,000	Q4 2027
Follow-up Offshore Work Program in CCZ (CCZ Cruise 2)	Completion of technical, environmental and contractor preparation - dataset review, environmental and survey planning, refinement of work scopes, contractor selection, insurance, vessel scheduling and offshore logistics preparation.	C$575,000 – C$1,150,000	Q1 2028 – Q2 2028
Initial Offshore Work Program in Cook Islands’ EEZ (Cruise 1)	Dataset review and preliminary technical planning — review of available geological, geophysical, oceanographic and environmental datasets; refinement of survey objectives and preliminary work scopes.	C$143,750 – C$287,500	Q1 2028 – Q2 2028
	Environmental and survey program design — preliminary environmental baseline plan, survey design, sampling plan, monitoring methodologies and preparation of contractor scopes.	C$143,750 – C$287,500	Q1 2028 – Q2 2028
	Contractor procurement and conditional contracting — solicitation and evaluation of proposals, contractor due diligence, preliminary vessel scheduling, insurance review, logistics planning and negotiation of conditional arrangements.	C$287,500 – C$575,000	Q1 2028 – Q2 2028
	Final work program approval and mobilization readiness — finalization of survey scope, safety and environmental plans, vessel and equipment configuration, port and logistics arrangements and satisfaction of licence conditions precedent.	N/A	Q2 2028
	Completion of offshore work program (specifics of program in planning and development stage – particulars to be provided in applicable Prospectus Supplement(s))	C$9,200,000	Q2 2028
Decision regarding American Samoa and other areas of U.S. EEZ	Review the applicable legal and regulatory framework and any federal leasing, sale or authorization process.	C$125,000 – C$250,000	Q3 2026 – Q4 2026
	Acquire and assess available geological, environmental, water column and technical data and identify potentially prospectives areas	C$125,000 – C$250,000	Q3 2026 – Q4 2026
Total:		C$31,025,000 – C$33,825,000

Licensing and permitting are gating items. The Company does not intend to commence offshore operations in the CCZ unless and until NOAA grants the applicable exploration licence and the Company obtains any required operational, environmental, vessel, safety, monitoring and reporting approvals. Similarly, the Company does not intend to commence offshore operations in the Cook Islands EEZ unless and until the Company obtains the applicable Cook Islands exploration licence and any required environmental and operational approvals.

The Company may, before licences are granted, continue to identify potential service providers, obtain budgetary estimates, conduct non-binding discussions and negotiate conditional or non-binding arrangements. However, any material vessel charter, offshore services agreement, environmental services agreement or subsea technology arrangement is expected to be conditional on the Company obtaining required licences and permits, finalizing the scope of work, securing financing and agreeing on definitive commercial terms.

The transition from the Company’s current stage to operational readiness is expected to proceed in stages: application and regulatory review; application approval or license grant; dataset acquisition and technical/environmental planning; contractor selection and conditional contracting; pre-cruise mobilization and equipment planning; and, only after receipt of required approvals and financing, commencement of an initial offshore campaign.

The Company had negative operating cash flow in recent past financial reporting periods. To the extent that the Company has negative cash flow in future periods, the Company may need to deploy a portion of proceeds from any sale of our securities to fund such negative cash flow.

In order to raise additional funds to finance future growth opportunities, we may, from time to time, issue securities. More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a Prospectus Supplement. We may also, from time to time, issue securities otherwise than pursuant to a Prospectus Supplement to this Prospectus.

PRIOR SALES

Information in respect of our Common Shares and securities exchangeable for or exercisable into Common Shares issued within the previous twelve month period, as well as in respect of Common Shares that we issued upon the exercise of options or share units granted under our equity incentive plans, and in respect of such equity securities exercisable or convertible into Common Shares that we granted under such equity incentive plans, will be provided as required in a Prospectus Supplement with respect to the issuance of securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The outstanding Common Shares are listed and posted for trading on the CSE under the symbol “SEAS”, on the OTCQB under the symbol “DSEAF” and on the FSE under the symbol “X450”. Trading price and volume information for the Company’s securities will be provided as required in each Prospectus Supplement to this Prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS

Project Status, Business Objectives and Milestones

The Company’s current activities are focused on identifying priority jurisdictions, pursuing applications for potential subsea mineral rights, engaging technical, regulatory and environmental advisors, and assessing the preliminary requirements to advance potential offshore exploration programs if rights are obtained.

As disclosed in its news release dated March 10, 2026 (the “Corporate Update”), the Company had budgeted approximately $1,000,000 for investor relations and promotional activities, and re-confirmed that it had budgeted approximately $1,000,000 to accomplish the business objectives set forth in its listing statement dated January 19, 2026 (the “Listing Statement”).

As of June 10, 2026, the Company has incurred approximately $814,878 since the date of the Listing Statement, to further business objectives #1, #2 and #3 set forth in the Listing Statement, being: (i) identify priority jurisdictions for subsea mineral rights applications; (ii) prepare and submit at least one mineral rights application; and (iii) conduct preliminary environmental, oceanographic and geophysical desk-based studies. Of the $814,878 incurred since the Listing Statement, approximately $616,191 was incurred after March 10, 2026.

Item	Amount / Percentage
Original aggregate budget for business objectives #1, #2 and #3 in the Listing Statement	$650,000
Actual expenditures incurred to date for business objectives #1, #2 and #3 in the Listing Statement	$814,878
Amount by which actual expenditures exceed the original aggregate budget	$164,878
Percentage increase over original aggregate budget for business objectives #1, #2 and #3	25.4%
Amount incurred since March 10, 2026 included in the $814,878 above	$616,191

Project and Milestone Update

The following table summarizes the Company’s principal project workstreams and related milestones as at June 10, 2026.

Project / Milestone	Current Status	Expenditures to Date	Next Steps
CCZ - NOAA/DSHMRA exploration licence application	Application submitted March 23, 2026 and amended April 18, 2026. On May 26, 2026, NOAA determined the application is in substantial compliance, which is not a licence or authorization to commence offshore work. Company submitted final amended application on July 17, 2026, and expects NOAA will require 30 – 90 days to review it and make a determination regarding full compliance.	C$146,763 NOAA application fee, plus related technical, legal and application-support costs included in the C$814,878 aggregate amount.	Bring application into full compliance and continue NOAA review. Future offshore work will require significant additional capital.
Cook Islands EEZ	Cook Islands subsidiary incorporated and application work advanced. No Cook Islands mineral rights have been granted.	C$3,268 direct subsidiary costs, plus related legal and application costs included in the C$814,878 aggregate amount.	Determine whether and when to submit an application. Further local counsel, regulatory and technical costs are expected if advanced.

Preliminary environmental, oceanographic and geophysical studies	Technical support engaged and desk-based work underway.	Included in C$814,878.	Continue baseline planning and regulatory support, subject to regulatory requests, licence conditions and capital availability.
United States OCS / American Samoa	Preliminary assessment only. No lease, bid or application has been submitted.	Included in general technical, legal, travel and business development expenditures, including the outreach costs below.	Monitor any U.S. federal lease or authorization process and assess potential future participation.
Offshore service providers and operational readiness

Potential marine service providers identified and preliminary budgetary estimates obtained. No binding vessel, subsea technology, marine services or environmental services agreement has been entered into.

The Company contacted two marine service providers during Q1 and Q2 2026 for preliminary budgetary information concerning vessel mobilization and demobilization, vessel day rates, equipment and personnel for potential polymetallic-nodule exploration work in the CCZ and Cook Islands. The estimates received, together with the estimates of management, who are experienced with offshore operations, support the preliminary preparation and CCZ Cruise 1 amounts disclosed under “Use of Proceeds”. Discussions remain preliminary and are awaiting a firm survey scope, analysis requirements and schedule. Other than mutual confidentiality agreements, no binding or non-binding vessel charter, services agreement, memorandum of understanding, commitment or operational arrangement has been entered into with either contractor. These estimates are subject to change.

		Included in aggregate business-objective expenditures; no material contractor commitments to date.	Refine budgets and scopes. Tender or contract only when approvals, financing, scope and timing are sufficiently advanced.
Portfolio pipeline and strategic opportunities	Continuing to screen potential EEZ, NOAA/DSHMRA, U.S. OCS, farm-in, joint venture and minority investment opportunities. No binding agreement has been entered into.	Included in business development and professional advisory expenditures.	Continue screening opportunities subject to diligence, capital availability and strategic merit.

Other Completed or Advanced Items Not Specifically in the Original Business Objectives

Item	Status and funds used
U.S. Defense Industrial Base Consortium proposal	Funds used are included in general legal, management and consulting expenditures.
Trademark protection	Filed U.S. trademark protection for American Deep Sea Minerals Corp.; approximately $2,156 incurred, not including legal fees.
Cook Islands subsidiary and application advancement	Cook Islands subsidiary incorporated and application advanced; approximately $3,268 in direct costs, plus related costs included in the aggregate business-objective expenditures.
Management and advisory team expansion	Dan McConnell appointed Vice President of Exploration and John Vonglis appointed strategic advisor; costs included in management, consulting, recruiting and related corporate expenditures.
Share split	Completed; related costs included in filing, regulatory, legal and related corporate expenditures.
Business development and strategic outreach	Attended industry, government and financing-related events; approximately $58,327 incurred.
Preliminary base shelf prospectus	Filed to facilitate future financings; approximately $37,500 in filing fees and $35,000 in legal fees incurred.
Nasdaq Capital Market listing application	Application in progress; approximately $20,000 incurred.
NOAA substantial compliance milestone	Substantial compliance obtained for the NOAA/DSHMRA application; approximately $146,763 incurred for the NOAA application fee and included in the aggregate business-objective expenditures.

Impact on Business Objectives and Milestones

The Company has advanced its initial business objectives by identifying priority jurisdictions, submitting a NOAA/DSHMRA application, incorporating a Cook Islands subsidiary, engaging technical support and undertaking business development and strategic outreach activities. The Company’s activities have evolved from the original Listing Statement framework, which referred to EEZ or ISA opportunities, to a more specific near-term focus on the CCZ under the NOAA/DSHMRA pathway, the Cook Islands EEZ and preliminary assessment of potential United States OCS opportunities.

The Company has exceeded the aggregate amount originally budgeted for business objectives #1, #2 and #3 by approximately $164,878, representing an increase of approximately 25.4% to the $650,000 originally allocated to those objectives. The variance reflects the Company’s accelerated regulatory application activity, the cost of the NOAA application fee, increased technical and application-support costs, the incorporation and advancement of a Cook Islands subsidiary and broader business development and strategic outreach activity.

The variance has not prevented the Company from advancing its stated business objectives. However, the costs required to advance any project to its next stage are expected to significantly exceed expenditures incurred to date, particularly if any licence or other mineral right is granted and the Company proceeds to environmental baseline work, offshore surveys, sampling, contractor engagement or other offshore activities. The Company’s ability to advance its projects remains subject to regulatory approval risk, lack of precedent under certain regulatory regimes, availability of qualified contractors and vessels, environmental review requirements, stakeholder considerations, geopolitical and legal uncertainty, and the Company’s ability to raise additional capital

The following table provides an update, as of June 10, 2026, to the Company’s proposed use of available funds following the February 6, 2026, private placement, as disclosed in the Corporate Update:

Intended use of proceeds	Intended use of proceeds	Actual use of proceeds	(Over) / under expenditure	Explanation of variance and impact
Accounting, general and administration fees	$250,000	$227,024	$22,976	Under budget due to timing.
Audit and tax preparation fees	$80,000	$34,485	$45,515	Under budget due to timing.
Business development	$200,000	$149,955	$50,045	Under budget due to timing of travel, conferences and related business development initiatives.
Business objectives in Listing Statement	$1,000,000	$110,194	$889,806	Under budget due to timing. Includes technical consulting and related business objective expenditures.
License and application fees	$500,000	$167,557	$332,443	Under budget due to timing.
Investor relations activities	$1,000,000	$1,068,352	$(68,352)	Over budget. The variance is primarily attributable to positive impact of campaigns leading to the extensions. The over-expenditure is not currently expected to prevent the Company from pursuing its near-term business objectives.
Legal fees	$100,000	$166,873	$(66,873)	Over budget. The variance is primarily due to legal work relating to the base shelf prospectus, regulatory matters, corporate transactions and related filing matters. The over-expenditure is not currently expected to prevent the Company from pursuing its near-term business objectives.
Management fees	$300,000	$124,333	$175,667	Under budget due to timing.
Repayment of the Loan	$50,000	$50,000	$0	In line with budget.
Transfer agent, regulatory and filing fees	$75,000	$107,554	$(32,554)	Over budget. The variance is primarily due to filing the base shelf prospectus, listing, transfer agent and OTCQB-related fees. The over-expenditure is not currently expected to prevent the Company from pursuing its near-term business objectives.
Unallocated working capital	$759,650	$2,108,322	$(1,348,672)	Under budget due to timing.
Total	$4,314,650	$4,314,650	$0	N/A

EARNINGS COVERAGE

If we offer Debt Securities having a term to maturity in excess of one year under this Prospectus and any applicable Prospectus Supplement, the applicable Prospectus Supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF SECURITIES OFFERED UNDER THIS PROSPECTUS

The Company may offer Common Shares, Warrants, Debt Securities, Subscription Receipts, Common Shares represented by Depositary Shares or Units comprising any combination of Common Shares, Warrants, Subscription Receipts or Common Shares represented by Depositary Shares, with a total value of up to $50,000,000 from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering. This Prospectus provides you with a general description of the Securities the Company may offer. Each time the Company offers Securities, it will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	original issue discount, if any;

●	rates and times of payment of dividends, if any;

●	rates and times of interest payments, if any;

●	redemption, conversion or exchange terms, if any;

●	conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the Securities or other property receivable upon conversion or exchange;

●	restrictive covenants, if any;

●	the terms and conditions of any deposit agreement if Depositary Shares are being offered;

●	voting or other rights, if any;

●	important United States and Canadian federal income tax considerations; and

●	any other material term or condition of the applicable Securities.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Company has incorporated by reference. However, no Prospectus Supplement will offer a Security that is not described in this Prospectus.

Description of Common Shares

Our authorized share capital consists of an unlimited number of Common Shares. As of the date of this Prospectus, 23,904,125 Common Shares are issued and outstanding as fully paid and non-assessable shares.

The holders of Common Shares are entitled to receive notice of and attend and vote at all shareholder meetings. Each Common Share confers the right to one vote in person or by proxy at all meetings of the shareholders of the Company. The holders of the Common Shares are also entitled to receive such dividends in any financial year as the Board may by resolution determine. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Common Shares are entitled to receive the remaining property and assets of the Company. No Common Shares have been issued subject to call or assessment. There are no pre-emptive or conversion rights, and no provisions for redemption, retraction, purchase or cancellation, surrender, sinking fund or purchase fund. Provisions as to the creation, modification, amendment or variation of such rights or such provisions are contained in the BCBCA and the articles of the Company.

Description of Warrants

General

This section describes the general terms that will apply to any Warrants for the purchase of Common Shares (the “Equity Warrants”), or for the purchase of debt securities (the “Debt Warrants”).

We may issue Warrants independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the applicable provinces and territories of Canada that it will not distribute Warrants that, according to their terms as described in the applicable Prospectus Supplement, are “novel” specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such Prospectus Supplement containing the specific terms of the Warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the Warrants will be distributed.

This summary of some of the provisions of the Warrants is not complete. The statements made in this Prospectus relating to any warrant agreement and warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or Warrants will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions after we have entered into it, and will be available electronically on SEDAR+ at www.sedarplus.ca.

The applicable Prospectus Supplement relating to any Warrants that we offer will describe the particular terms of those Warrants and include specific terms relating to the offering.

Original purchasers of Warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such Warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the Warrant, the total of the amount paid on original purchase of the Warrant and the amount paid upon exercise, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the Warrant under the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the Warrant under the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

In an offering of Warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the Warrants, or other convertible securities, are offered to the public under the Prospectus offering. This means that, under the securities legislation of each of the provinces and territories of Canada, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of Equity Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Equity Warrants;

●	the price at which the Equity Warrants will be offered;

●	the currency or currencies in which the Equity Warrants will be offered;

●	the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

●	the number of Common Shares that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Equity Warrant;

●	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the Equity Warrants;

●	whether we will issue fractional shares;

●	whether we have applied to list the Equity Warrants or the underlying shares on a stock exchange;

●	the designation and terms of any securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each security;

●	the date or dates, if any, on or after which the Equity Warrants and the related securities will be transferable separately;

●	whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

●	material Canadian federal income tax consequences of owning the Equity Warrants;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Equity Warrants; and

●	any other material terms or conditions of the Equity Warrants.

Debt Warrants

The particular terms of each issue of Debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Debt Warrants; the price at which the Debt Warrants will be offered;

●	the currency or currencies in which the Debt Warrants will be offered;

●	the designation and terms of any securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each security;

●	the date or dates, if any, on or after which the Debt Warrants and the related securities will be transferable separately;

●	the principal amount and designation of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

●	the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

●	the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

●	whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

●	material Canadian federal income tax consequences of owning the Debt Warrants;

●	whether we have applied to list the Debt Warrants or the underlying Debt Securities on an exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Debt Warrants; and

●	any other material terms or conditions of the Debt Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

Description of Subscription Receipts

We may issue Subscription Receipts separately or in combination with one or more other Securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions (the “Release Conditions”) and for no additional consideration, Common Shares, Warrants, Depositary Shares, Debt Securities or any combination thereof. Subscription Receipts will be issued pursuant to one or more Subscription Receipt agreements (each, a “Subscription Receipt Agreement”), the material terms of which will be described in the applicable Prospectus Supplement, each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any

Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts with the applicable securities regulatory authorities in Canada after it has been entered into it.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts that we may offer will describe the specific terms of the Subscription Receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

●	the designation and aggregate number of Subscription Receipts being offered;

●	the price at which the Subscription Receipts will be offered;

●	the designation, number and terms of the Common Shares, Warrants, Depositary Shares and/or Debt Securities to be received by the holders of Subscription Receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

●	the Release Conditions that must be met in order for holders of Subscription Receipts to receive, for no additional consideration, the Common Shares, Warrants, Depositary Shares and/or Debt Securities;

●	the procedures for the issuance and delivery of the Common Shares, Warrants, Depositary Shares and/or Debt Securities to holders of Subscription Receipts upon satisfaction of the Release Conditions;

●	whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants, Depositary Shares and/or Debt Securities upon satisfaction of the Release Conditions;

●	the identity of the Escrow Agent;

●	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

●	the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, Warrants, Depositary Shares and/or Debt Securities pending satisfaction of the Release Conditions;

●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

●	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

●	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

●	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which such Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

●	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

●	whether we will issue the Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

●	whether we will issue the Subscription Receipts as unregistered bearer securities, as registered securities or both;

●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants, Depositary Shares or other securities of the Company, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

●	whether we will apply to list the Subscription Receipts on any exchange;

●	material Canadian federal income tax consequences of owning the Subscription Receipts; and

●	any other material terms or conditions of the Subscription Receipts.

Original purchasers of Subscription Receipts will have a contractual right of rescission against the Company in respect of the conversion of the Subscription Receipts. The contractual right of rescission will entitle such original purchasers to receive the total of the amount paid on original purchase of the Subscription Receipts and the amount paid upon conversion of the Subscription Receipts (if any) upon surrender of the underlying Securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the Subscription Receipts under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the Subscription Receipts under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants, Depositary Shares and/or Debt Securities on exchange of their Subscription Receipts, plus any cash payments, if any, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and their pro rata share of interest earned or income generated thereon, if provided for in the Subscription Receipt Agreement, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, Warrants, Depositary Shares and or Debt Securities may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the Subscription Receipts without the consent of the holders of the Subscription Receipts to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

Description of Units

The Company may issue Units, which may consist of one or more of Common Shares, Warrants, Depositary Shares or any other security specified in the relevant Prospectus Supplement. Each Unit will be issued so that the holder of the Unit is also the holder of each of the Securities included in the Unit. In addition, the relevant Prospectus Supplement relating to an offering of Units will describe all material terms of any Units offered, including, as applicable:

●	the designation and aggregate number of Units being offered;

●	the price at which the Units will be offered;

●	the designation, number and terms of the securities comprising the Units and any agreement governing the Units;

●	the date or dates, if any, on or after which the securities comprising the Units will be transferable separately; whether we will apply to list the Units or any of the individual securities comprising the Units on any exchange;

●	material Canadian income tax consequences of owning the Units, including, how the purchase price paid for the Units will be allocated among the securities comprising the Units; and

●	any other material terms or conditions of the Units.

Description of Common Shares Represented by Depositary Shares

DEPOSITARY SHARES WILL NOT BE OFFERED OR SOLD IN CANADA.

The following is a brief summary of certain general terms and provisions of the Depositary Shares that may represent Common Shares offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Depositary Shares as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Depositary Shares, and the extent to which the general terms and provisions described below may apply to such Depositary Shares will be described in the applicable Prospectus Supplement. The following description is subject to the detailed provisions of the applicable Deposit Agreement (as defined herein). To the extent that any particular terms of the Depositary Shares or the Deposit Agreement described in a Prospectus Supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that Prospectus Supplement relating to such Depositary Shares.

We may, at our option, elect to offer Depositary Shares, including American depositary shares, that represent either a whole Common Share, multiple Common Shares or a fraction of a Common Share as more fully described below. Investors may hold American Depositary Shares either: (A) directly (i) by having an American Depositary Receipt (an “ADR”), which is a certificate evidencing a specific number of American Depositary Shares, registered in the investors name; or (ii) by having uncertificated American Depositary Shares registered in the investors name; or (B) indirectly by holding a security entitlement in American Depositary Shares through a broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC.

Any Common Share(s) (or fractional Common Shares) represented by Depositary Shares will be deposited under one or more deposit agreements (the “Deposit Agreement”) among us, a depositary to be named in the applicable Prospectus Supplement, and the holders and beneficial owners from time to time of Depositary Shares issued thereunder. Subject to the terms of the applicable Deposit Agreement, each registered holder of a Depositary Share will be entitled, in proportion to the applicable multiple or fraction of a Common Share represented by the Depositary Shares, to certain contractual rights with respect to the Common Shares represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

Immediately following our issuance of Common Shares that will be offered as Depositary Shares, we will deposit the Common Shares with the depositary.

Dividends and other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the Common Shares to the record holders of the Depositary Shares relating to the Common Shares in proportion to the number of the Depositary Shares owned by those holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto in proportion to the number of Depositary Shares owned by those holders, unless the depositary determines that the distribution cannot be made proportionately among those holders or that it is not feasible to make the distributions, in which case the depositary may adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper. The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges and the amount of fees payable to the depositary for making the distribution. To the extent there is insufficient distributable cash and the depositary is unable to otherwise collect a fee from holders of Depositary Shares and does not waive that fee, it will use reasonable efforts to sell a portion of any securities to be distributed to holders of Depositary Shares that are obligated to pay that fee and apply the net proceeds of sale to pay that fee.

Redemption of Depositary Shares

If any Common Shares underlying the Depositary Shares are subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the Common Shares held by the depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to the Common Shares. If we redeem Common Shares held by the depositary, the depositary will redeem as of the same redemption date the number of Depositary Shares representing the Common Shares so redeemed. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the Depositary Shares so called for redemption, all rights of the holders of those Depositary Shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the Depositary Shares were entitled upon such redemption, upon surrender to the depositary of those Depositary Shares. Applicable fees of the depositary and any applicable taxes will be deducted from the payments surrendering holders will receive.

Voting Rights

Upon receipt of notice of any meeting at which the holders of any Common Shares are entitled to vote, the depositary will, if requested in writing by the Company, mail the information contained in the notice of meeting and any related materials to the record holders of the Depositary Shares relating to the Common Shares as of a record date set by the depositary. Each record holder of the Depositary Shares as of that record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of Common Shares represented by that holder’s Depositary Shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of Common Shares represented by the Depositary Shares in accordance with the instructions, provided the instruction is received by a cut-off date established by the depositary, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the Common Shares to the extent it does not receive specific instructions from the holders of Depositary Shares representing the Common Shares. If the Company does not instruct the depositary to solicit voting instructions, registered holders of Depositary Shares may still send instructions and the depositary may endeavor to carry out those instructions, but it is not required to do so.

Withdrawal

Holders of Depositary Shares may surrender their Depositary Shares for the purpose of withdrawal at the depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Common Shares underlying the Depositary Shares to the holder of Depositary Shares or a person the holder designates at the office of the custodian. If ADRs delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the related Common Shares to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time the excess number of Depositary Shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary in connection with the initial deposit of the related Common Shares and the initial issuance of the offered Depositary Shares. Holders of Depositary Shares will pay transfer and other taxes and governmental charges and all other fees and charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

If requested by the Company, the depositary will forward to the holders of Depositary Shares reports and communications from the Company that are delivered to the depositary. The depositary’s office location will be identified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, the depositary will act as transfer agent and registrar for Depositary Shares.

Prospective purchasers of Depositary Shares should be aware that certain tax, accounting and other considerations may be applicable to instruments such as Depositary Shares. The applicable Prospectus Supplement will describe such considerations, to the extent they are material, as they apply generally to purchasers of such Depositary Shares.

Description of Debt Securities

In this section describing the Debt Securities, the term “Company” refers only to Deep Sea Minerals Corp. without its subsidiaries.

The following description of the terms of Debt Securities sets forth certain general terms and provisions of Debt Securities in respect of which a Prospectus Supplement may be filed. The particular terms and provisions of Debt Securities offered by any Prospectus Supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement filed in respect of such Debt Securities. Prospective investors should rely on information in the applicable Prospectus Supplement if it is different from the following information.

Debt Securities may be offered separately or in combination with one or more other securities of the Company. The Company may, from time to time, issue Debt Securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this Prospectus.

The Debt Securities will be issued under one or more indentures (each, a “Trust Indenture”), in each case between the Company and a financial institution or trust company organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee (each, a “Trustee”).

The following description sets forth certain general terms and provisions of the Debt Securities and is not intended to be complete. The particular terms and provisions of the Debt Securities and a description of how the general terms and provisions described below may apply to the Debt Securities will be included in the applicable Prospectus Supplement. The following description is subject to the detailed provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Trust Indenture, a copy of which will be filed by the Company with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions, after it has been entered into, and will be available electronically at www.sedarplus.ca.

General

The applicable Trust Indenture will not limit the aggregate principal amount of Debt Securities that may be issued under such Trust Indenture and will not limit the amount of other indebtedness that the Company may incur. The applicable Trust Indenture will provide that the Company may issue Debt Securities from time to time in one or more series and may be denominated and payable in any currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Company.

The Company may specify a maximum aggregate principal amount for the Debt Securities of any series and, unless otherwise provided in the applicable Prospectus Supplement, a series of Debt Securities may be reopened for issuance of additional Debt Securities of such series. The applicable Trust Indenture will also permit the Company to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

Any Prospectus Supplement for Debt Securities supplementing this Prospectus will contain the specific terms and other information with respect to the Debt Securities being offered thereby, including, but not limited to, the following:

▪	the designation, aggregate principal amount and authorized denominations of such Debt Securities; the interest rate at which the Debt Securities will be issued;

▪	whether payment on the Debt Securities will be senior or subordinated to other liabilities or obligations of the Company;

▪	whether the payment of the Debt Securities will be guaranteed by any other person;

▪	the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the Debt Securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the Debt Securities and the portion (if less than the principal amount) of Debt Securities to be payable upon a declaration of acceleration of maturity;

▪	whether the Debt Securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

▪	the place or places the Company will pay principal, premium, if any, and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer or exchange;

▪	whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the Debt Securities, and whether and on what terms the Company will have the option to redeem the Debt Securities rather than pay the additional amounts; whether the Company will be obligated to redeem or repurchase the Debt Securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder, and the terms and conditions of such redemption;

▪	whether the Company may redeem the Debt Securities at its option and the terms and conditions of any such redemption;

▪	the denominations in which the Company will issue any registered and unregistered Debt Securities;

▪	the currency or currency units for which Debt Securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars) or if payments on the Debt Securities will be made by delivery of Common Shares or other property;

▪	whether payments on the Debt Securities will be payable with reference to any index or formula;

▪	if applicable, the ability of the Company to satisfy all or a portion of any redemption of the Debt Securities, any payment of any interest on such Debt Securities or any repayment of the principal owing upon the maturity of such Debt Securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

▪	whether the Debt Securities will be issued as global securities (defined below) and, if so, the identity of the depositary for the global securities;

▪	whether the Debt Securities will be issued as unregistered securities (with or without coupons), registered securities or both;

▪	the periods within which and the terms and conditions, if any, upon which the Company may redeem the Debt Securities prior to maturity and the price or prices of which, and the currency or currency units in which, the Debt Securities are payable;

▪	any events of default or covenants applicable to the Debt Securities;

▪	any terms under which Debt Securities may be defeased, whether at or prior to maturity; whether the holders of any series of Debt Securities have special rights if specified events occur; any mandatory or optional redemption or sinking fund or analogous provisions;

▪	the terms, if any, for any conversion or exchange of the Debt Securities for any other securities; rights, if any, on a change of control;

▪	provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; the Trustee under the Trust Indenture pursuant to which the Debt Securities are to be issued;

▪	whether the Company will undertake to list the Debt Securities of the series on any securities exchange or automated interdealer quotation system; and

▪	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the Debt Securities being offered which do not apply generally to other Debt Securities, or any covenants or events of default generally applicable to the Debt Securities which do not apply to a particular series of the Debt Securities.

The Company reserves the right to include in a Prospectus Supplement specific terms pertaining to the Debt Securities which are not within the options and parameters set forth in this Prospectus. In addition, to the extent that any particular terms of the Debt Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such Prospectus Supplement with respect to such Debt Securities.

Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require the Company to repurchase the Debt Securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or has a change of control.

The Company may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. The Company may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain Canadian federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

Unless otherwise indicated in the applicable Prospectus Supplement, the Company may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, the Debt Securities will be direct unsecured obligations of the Company. The Debt Securities will be senior or subordinated indebtedness of the Company as described in the applicable Prospectus Supplement. If the Debt Securities are senior indebtedness, they will rank equally and ratably with all other unsecured indebtedness of the Company from time to time issued and outstanding which is not subordinated. If the Debt Securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Company as described in the applicable Prospectus Supplement, and they will rank equally and ratably with other subordinated indebtedness of the Company from time to time issued and outstanding as described in the applicable Prospectus Supplement. The Company reserves the right to specify in a Prospectus Supplement whether a particular series of subordinated Debt Securities is subordinated to any other series of subordinated Debt Securities.

The board of directors may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Registration of Debt Securities

Debt Securities in Book Entry Form

Unless otherwise indicated in an applicable Prospectus Supplement, Debt Securities of any series may be issued in whole or in part in the form of one or more global securities (“Global Securities”) registered in the name of a designated clearing agency (a “Depositary”) or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Global Security will, to the extent not described herein, be described in the Prospectus Supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the Debt Securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee (“Participants”). Such accounts are typically designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by Participants or persons that hold through Participants.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, premium, if any, and interest, if any, on the Debt Securities represented by a Global Security will be made by the Company to the Depositary or its nominee. The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.

Conveyance of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of Debt Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Debt Securities, such as redemptions, tenders, defaults and proposed amendments to the Trust Indenture.

Owners of beneficial interests in a Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in certificated non-book-entry form, and will not be considered the owners or holders thereof under the applicable Trust Indenture, and the ability of a holder to pledge a debt security or otherwise take action with respect to such holder’s interest in a debt security (other than through a Participant) may be limited due to the lack of a physical certificate.

No Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary is no longer willing or able to discharge properly its responsibilities as depositary and the Company is unable to locate a qualified successor; (ii) the Company at its option elects, or is required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (iii) if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the Debt Securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest.

If one of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry Debt Securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

The Company, any underwriters, dealers or agents and any Trustee identified in an accompanying Prospectus Supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the Debt Securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this Prospectus or in any Prospectus Supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Depositary Participants.

Unless otherwise stated in the applicable Prospectus Supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any Debt Securities represented by a Global Security.

Debt Securities in Certificated Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

In the event that the Debt Securities are issued in certificated non-book-entry form, and unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities (other than a Global Security) will be made at the office or agency of the Trustee or, at the option of the Company, by the Company by way of cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive such payments. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Trust Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Except for certain restrictions to be set forth in the Trust Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, but the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

PLAN OF DISTRIBUTION

We may issue our securities offered by this Prospectus for cash or other consideration (i) to or through underwriters, dealers, placement agents or other intermediaries, (ii) directly to one or more purchasers or (iii) in connection with acquisitions of assets or shares or another entity or company. The consideration for an acquisition of assets or shares of another entity or company may consist of any of the Securities covered hereby separately, a combination of such securities, or any combination of, among other things, securities, cash or the assumption of liabilities.

Each Prospectus Supplement with respect to the Securities being offered will set forth the terms of the offering, including:

●	the name or names of any underwriters, dealers or other placement agents;

●	the number and the purchase price of, and form of consideration for, the Securities; any proceeds to the Company from such sale; and

●	any commissions, fees, discounts and

●	other items constituting underwriters’, dealers’ or agents’ compensation.

The Securities may be sold, from time to time, in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market price or at negotiated prices, including sales in transactions that are deemed to be ATM Distributions, including sales made directly on the CSE or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered by that Prospectus Supplement.

Unless otherwise specified in a Prospectus Supplement, there is no market through which the Company’s Warrants or Subscription Receipts may be sold and you may not be able to resell any such Securities purchased under this Prospectus or any Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Securities (excluding any Common Shares) will not be listed on any securities exchange. This may affect the pricing of such Securities on the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

No underwriter, dealer or agent involved in an ATM Distribution, no affiliate of such underwriter, dealer or agent and no person acting jointly or in concert with such underwriter, dealer or agent has over-allotted, or will over allot, our Securities in connection with an ATM Distribution of our Securities or effect any other transactions that are intended to stabilize the market price of our Securities during an ATM Distribution. In connection with any offering of our Securities other than in an ATM Distribution, the underwriters, dealers and agents may over-allot or effect transactions which stabilize or maintain the market price of our Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. A purchaser who acquires Securities forming part of an over-allocation position acquires those Securities under this Prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the overallotment option or secondary market purchases.

Depositary Shares will not be offered or sold in Canada.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to investors described therein of acquiring, owning and disposing of any of our securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

PROMOTER

Except as disclosed below, to the knowledge of the Board, management is not aware of any person or company who could currently be or would have been within the two (2) years immediately preceding the date of this Prospectus characterized as a promoter for the Company or a subsidiary of the Company.

James A. Deckelman, Chief Executive Officer of the Company, may be considered a promoter of the Company within the meaning of applicable securities legislation. Mr. Deckelman beneficially owns, or controls or directs, directly or indirectly, 500,000 Options (on a post-Share Split basis) of the Company, each entitling Mr. Deckelman to acquire one Common Share at an exercise price of $0.495 (on a post-Share Split basis) until February 1, 2031, and 400,000 RSUs, collectively representing 1.88% of the issued and outstanding Common Shares as of the date hereof, calculated on a partially-diluted basis. The Company granted such Options to Mr. Deckelman pursuant to the Company’s 10% “rolling” stock option plan dated for reference March 23, 2023, which was approved for adoption by shareholders at the Company’s annual general meeting held on August 20, 2024, in connection with the services he provides the Company as Chief Executive Officer. Other than the Options granted to Mr. Deckelman described above, within the two (2) years immediately preceding the date of this Prospectus, no promoters have received any value from the Company nor has the Company acquired any assets from a promoter.

EXEMPTIONS UNDER SECURITIES LAWS

The Company has applied for an exemption pursuant to Section 11.1 of NI 44-102 requesting relief in the Province of British Columbia from the requirement under Section 6.3(1)3 of NI 44-102 to include a prospectus certificate signed by each agent or underwriter who, with respect to the offering of Securities under this Prospectus, is in a contractual relationship with the Company to the extent that such party is not a registered dealer in any Canadian jurisdiction and is acting in its capacity as agent or underwriter solely outside of Canada (a “Foreign Dealer”) with respect to an offering of Securities to non-Canadian resident purchasers only, where there is no concurrent public offering of securities made in Canada or to residents of Canada (a “Foreign Offering”). The issuance of a receipt for this Prospectus will evidence the granting of the requested relief in the Province of British Columbia only with respect to this Prospectus and any Prospectus Supplement for a Foreign Offering.

The application of the exemptive relief to a Foreign Offering will be subject to the following conditions being fulfilled: (i) there will be no distribution of securities under the applicable Prospectus Supplement to purchasers resident in Canada in connection with such Foreign Offering; (ii) there will be no solicitations or advertising activities undertaken in Canada in furtherance of the aforementioned distributions; (iii) neither the Company nor any person in a contractual relationship with the Company will engage in any underwriting activities in Canada in connection with such Foreign Offering which would trigger dealer or underwriter registration requirements under applicable Canadian securities laws; and (iv) distributions under such Foreign Offering will be completed in compliance with the applicable securities laws of the jurisdiction in which the purchasers are resident by or through a Foreign Dealer registered in such jurisdiction. No application for exemptive relief was sought in any other jurisdiction of Canada, as the Company is of the position that there would be no distribution of Securities for purposes of applicable securities laws in those other jurisdictions in connection with a Foreign Offering.

The Company has also applied to the Autorité des marchés financiers (“AMF”) for exemptive relief from the requirement that this Prospectus as well as the documents incorporated by reference herein and any applicable Prospectus Supplement and the documents incorporated by reference therein to be filed in relation to an ATM Distribution be filed with the AMF in the French language. This exemptive relief, if granted, is expected to be on the condition that this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein be filed with the AMF in the French language if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an ATM Distribution.

RISK FACTORS

Investing in our Securities is speculative and involves a high degree of risk due to the nature of our business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially and adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business, property or financial results, each of which could cause purchasers of our securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects. You should also refer to the other information set forth or incorporated by reference in this Prospectus or any applicable Prospectus Supplement, including our AIF, annual and interim financial statements, and the related notes, as well as our Annual MD&A and Interim MD&A. A prospective investor should carefully consider the risk factors set out below along with the other matters set out or incorporated by reference in this Prospectus.

Risks Related to the Securities

There is no guarantee that the Securities will earn any positive return in the short term or long term.

A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus and future Prospectus Supplements.

The Company intends to use the proceeds from any offering of Securities as described under “Use of Proceeds” herein and as set forth in the applicable Prospectus Supplement relating to that offering. However, the aggregate amount of net proceeds to be received by the Company pursuant to any offering of Securities is uncertain and management of the Company will have broad discretion in the application of the net proceeds of the offering as well of the timing of their expenditures. Because of the number and variability of factors that will determine the Company’s use of proceeds of an offering of the Securities, the Company’s ultimate use might vary substantially from that described in “Use of Proceeds” herein or in the applicable Prospectus Supplement if the Company believes it would be in the best interests to do so at the time such proceeds are received. Accordingly, a purchaser of Securities will have to rely upon the judgment of management with respect to the use of the proceeds, with only limited information concerning management’s specific intentions. Management may spend a portion or all of the net proceeds from any offering of Securities in ways that the Company’s shareholders may not desire, that may not yield a favourable return and that may not improve the Company’s results of operations or increase the value of the Common Shares or its other Securities issued and outstanding from time to time. Pending their use, the Company may invest the net proceeds from any offering of Securities in a manner that does not produce income or that loses value. The results and effectiveness of the application of the net proceeds are uncertain. The failure by management to apply such funds effectively could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

Operating losses.

The Company has incurred net losses since inception. The Company provides no assurance that it can become profitable or avoid net losses in the future or that there will be any earnings or revenue for any future quarterly or other periods. The Company expects that its operating expenses will increase as it grows its business, including expending substantial resources for research and development and marketing. As a result, any decrease or delay in generating revenues could result in material operating losses.

Negative cash flow from operations.

During the financial year ended December 31, 2025, and three months ended March 31, 2026, the Company had negative operating cash flow because its revenues did not exceed its operating expenses. In addition, as a result of the Company’s business plans for the development of its services, the Company expects cash flow from operations to be negative until revenues improve to offset its operating expenditures. The Company ’s cash flow from operations may be affected in the future by expenditures incurred by the Company to continue to develop its products and services. See “Use of Proceeds”.

The Company may sell additional Common Shares or other Securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other Securities to finance future acquisitions.

The Company cannot predict the size or nature of future sales or issuances of Securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other Securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other Securities that are convertible or exchangeable into Common Shares, investors may suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their Securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.

Volatile market price of the Common Shares of the Company.

The market price of the Common Shares cannot be predicted and has been and may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control. This volatility may affect the ability of holders of Common Shares to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to: the Company’s operating results failing to meet expectations of securities analysts or investors in any period; downward revision in securities analysts’ estimates; adverse changes in general market conditions or competitive, regulatory or economic trends; adverse changes in the economic performance or market valuations of companies in the industry in which the Company operates; acquisitions, dispositions, strategic partnerships, joint ventures; capital commitments or other material public announcements by the Company or its competitors or government and regulatory authorities; operating and share price performance of the companies that investors deem comparable to the Company; addition or departure of the Company’s executive officers and other key personnel; and a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Shares.

Financial markets have at times historically experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue or arise, the Company’s operations may be adversely impacted and the trading price of the Common Shares may be materially adversely affected.

No dividends.

The Company has not paid any cash dividends on its Common Shares to date and the terms of its existing debt preclude the Company from paying any dividends without the prior written consent of the Company’s lender. As a result, the Company currently intends to retain its future earnings, if any, to fund the development growth of its businesses. In addition, the terms of any future debt or credit facility may also preclude the Company from paying any dividends unless certain consents are obtained and certain conditions are met.

Limited market for Securities.

The Common Shares of the Company are currently listed on the CSE; however, there can be no assurance that an active and liquid market for the Common Shares will be maintained. An investor may find it difficult to resell Securities of the Company.

There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Debt Securities, Warrants, Subscription Receipts. Depositary Shares or Units will be listed on any securities or stock exchange. As a consequence, purchasers may not be able to resell the Debt Securities, Warrants, Subscription Receipts, Depositary Shares and Units purchased under this Prospectus and any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.

As a foreign private issuer, the Company is subject to different United States securities laws and rules than a United States domestic issuer, which may limit the information publicly available to United States investors.

The Company is a “foreign private issuer” under applicable United States federal securities laws and, therefore, is not required to comply with all of the periodic disclosure and current reporting requirements of the U.S. Exchange Act and related rules and regulations. As a result, the Company does not file the same reports that a United States domestic issuer would file with the SEC, although it will be required to file with or furnish to the SEC the continuous disclosure documents that the Company is required to file in Canada under Canadian securities laws. In addition, as a foreign private issuer, the Company is exempt from the proxy rules under the U.S. Exchange Act.

The Company could lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Company.

In order to maintain its current status as a foreign private issuer, 50% or more of the Company’s Common Shares must be directly or indirectly owned of record by non-residents of the United States unless the Company also satisfies one of the additional requirements necessary to preserve this status. The Company may in the future lose its foreign private issuer status if the Company fails to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to the Company under United States federal securities laws as a United States domestic issuer may be significantly more than the costs the Company incurs as a Canadian foreign private issuer eligible to use the MJDS. If the Company is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on United States domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer.

We have applied to list American Depositary Shares on Nasdaq.

The Company has applied list American Depositary Shares on Nasdaq. The listing of American Depositary Shares on Nasdaq is subject to the approval of Nasdaq and the satisfaction of all applicable listing criteria and requirements. No assurance can be given that such application will be approved or that such listings on the Nasdaq will be completed.

The listing of American Depositary Shares on Nasdaq is subject to the Company’s satisfaction of a number of conditions, including registration of the American Depositary Shares with the SEC and a determination by the Nasdaq Listing Qualifications Staff that the Company satisfies all applicable criteria for initial listing.

Investors are cautioned that although the Company has submitted an application to list its American Depositary Shares on Nasdaq, the successful completion of the Nasdaq listing process is subject to the Company’s receipt of certain regulatory approvals from Nasdaq and the SEC, and satisfaction of all applicable qualitative and quantitative criteria for initial listing on Nasdaq. There can be no assurance that a U.S. listing will be obtained. Furthermore, the Company believes that, if its American Depositary Shares are accepted for listing on Nasdaq and are registered with the SEC, its ongoing financial reporting, listing, compliance and insurance costs will increase as a result

The Company may be classified as a “passive foreign investment company” for U.S. federal income tax purposes, which would subject U.S. investors that hold the Common Shares to potentially significant adverse U.S. federal income tax consequences.

If the Company is classified as a PFIC for U.S. federal income tax purposes in any taxable year, U.S. investors holding the Common Shares generally will be subject, in that taxable year and all subsequent taxable years (whether or not the Company continued to be a PFIC), to certain adverse U.S. federal income tax consequences. The Company will be classified as a PFIC in respect of any taxable year in which, after taking into account its income and gross assets (including the income and assets of 25% or more owned subsidiaries), either (i) 75% or more of its gross income consists of certain types of “passive income” or (ii) 50% or more of the average quarterly value of its assets is attributable to “passive assets” (assets that produce or are held for the production of passive income). Because the Company’s PFIC status must be determined annually with respect to each taxable year and will depend on the composition and character of the Company’s assets and income, including the Company’s use of proceeds from offerings pursuant to this Prospectus, and the value of the Company’s assets (which may be determined, in part, by reference to the market value of Common Shares, which may be volatile) over the course of such taxable year, the Company may be a PFIC in any taxable year. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that the Company will not be a PFIC for any future taxable year. In addition, it is possible that the U.S. Internal Revenue Service may challenge the Company’s classification of certain income and assets as non-passive, which may result in the Company being or becoming a PFIC in the current or subsequent years.

If the Company is a PFIC for any year during a U.S. holder’s holding period, then such U.S. holder generally will be required to treat any gain realized upon a disposition of Common Shares, or any “excess distribution” received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution, unless the U.S. holder makes a timely and effective “qualified electing fund” election (“QEF Election”) or a “mark-to-market” election with respect to its Common Shares. A U.S. holder who makes a QEF Election generally must report on a current basis its share of the Company’s net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company distributes any amounts to its shareholders. However, U.S. holders should be aware that there can be no assurance that the Company will satisfy the record keeping requirements that apply to a QEF, or that the Company will supply U.S. holders with information that such U.S. holders require to report under the QEF Election rules, in the event that the Company is a PFIC and a U.S. holder wishes to make a QEF Election. Thus, U.S. holders may not be able to make a QEF Election with respect to their Common Shares. A U.S. holder who makes a mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. Each U.S. holder should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

The Debt Securities may be unsecured and may rank equally in right of payment with all of our other future unsecured debt.

The Debt Securities may be unsecured and may rank equally in right of payment with all of our other existing and future unsecured debt. The Debt Securities may be effectively subordinated to all of the Company’s existing and future secured debt to the extent of the assets securing such debt. If the Company is involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including any Debt Securities that are unsecured. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

In addition, the collateral, if any, and all proceeds therefrom, securing any Debt Securities may be subject to higher priority liens in favor of other lenders and other secured parties which may mean that, at any time, any obligations that are secured by higher ranking liens that remain outstanding, actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings) may be at the direction of the holders of such indebtedness.

Holders of Depositary Shares may be subject to limitations on transfer of their Depositary Shares.

Depositary Shares will be transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of Depositary Shares generally when our books or the books of the depositary are closed, or at any time if we or the depositary deems it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

We may amend the terms of any deposit agreement without consent from holders of Depositary Shares and, if such holders disagree with our amendments, their choices will be limited to selling the Depositary Shares or withdrawing the underlying Common Shares.

We may agree with the depositary to amend any deposit agreement without consent from holders of the applicable Depositary Shares. If an amendment increases fees to be charged to Depositary Share holders or prejudices a material right of Depositary Share holders, it will likely not become effective until 30 days after the depositary notifies Depositary Share holders of the amendment. At the time an amendment becomes effective, Depositary Share holders are considered, by continuing to hold their Depositary Shares, to have agreed to the amendment and to be bound by the amended deposit agreement. If holders of Depositary Shares do not agree with an amendment to the deposit agreement, their choices will be limited to selling the Depositary Shares or withdrawing the underlying Common Shares. No assurance can be given that a sale of Depositary Shares could be made at a price satisfactory to the holder in such circumstances.

Holders of Depositary Shares may not receive distributions on the Common Shares or any value for them if it is illegal or impractical to make them available to such holders.

The depositary of the Depositary Shares will agree to pay holders of Depositary Shares the cash dividends or other distributions it or the custodian for the Depositary Shares receives on Common Shares or other deposited securities after deducting its fees and expenses. Holders of Depositary Shares will receive these distributions in proportion to the number of our Common Shares that such Depositary Shares represent. However, the depositary will not responsible for making such payments or distributions if it is unlawful or impractical to make a distribution available to any holders of Depositary Shares For example, it would be unlawful to make a distribution to a holder of Depositary Shares if it consists of securities that require registration under the U.S. Securities Act, but that are not properly registered or distributed pursuant to an applicable exemption from registration. The depositary will not be responsible for making a distribution available to any holders of Depositary Shares if any government approval or registration required for such distribution cannot be obtained after reasonable efforts made by the depositary. We will have no obligation to take any other action to permit distributions on our Common Shares to holders of Depositary Shares. This means that holders of Depositary Shares may not receive the distributions we make on the Common Shares if it is illegal or impractical to make them available to such holders. These restrictions may materially reduce the value of the Depositary Shares.

If the Company fails to meet applicable listing requirements, the CSE may delist the Common Shares from trading, in which case, the liquidity and market price of the Common Shares could decline.

There is no assurance that the Company will be able to meet the continued listing standards of the CSE in the future. If the Company fails to comply with the applicable listing standards with respect to the Common Shares and the CSE delists the Common Shares, the Company and its shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Common Shares;

●	reduced liquidity for the Common Shares;

●	a limited amount of news about the Company and analyst coverage of the Company; and

●	a decreased ability for the Company to issue additional equity securities or obtain additional equity or debt financing in the future.

Future sales of the Common Shares by existing shareholders.

Sales of a substantial number of Common Shares in the public market could occur at any time following, or in connection with, the completion of an offering of Securities under this Prospectus. These sales, or the market perception that the holders of a large number of Common Shares intend to sell Common Shares, could reduce the market price of the Common Shares.

Forward-looking information and FOFI may prove inaccurate.

The forward-looking information and FOFI relating to, among other things, future results, performance, achievements, prospects or opportunities of the Company included in this Prospectus and the documents incorporated by reference herein, are based on opinions, assumptions and estimates made by the Company in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate and reasonable in the circumstances. However, there can be no assurance that such estimates and assumptions will prove to be correct. Actual results of the Company in the future may vary significantly from historical and estimated results suggested in the forward-looking information and FOFI and those variations may be material or materially inaccurate. There is no representation by the Company that actual results achieved by the Company in the future will be the same, in whole or in part, as those suggested in the forward-looking information and FOFI included in this Prospectus and the documents incorporated by reference herein. See “Cautionary Note Regarding Forward-Looking Information”.

Risks Associated with the Business of the Company

Our business entails substantial risk.

An investment in the Company is highly speculative and involves a significant degree of risk. Marine mineral exploration projects inherently carry uncertainties regarding the quality and quantity of mineral resources, their economic viability, the prices that may be realized from the sale of deposits or extracted ore, the ability to obtain required operational permits, environmental and safety considerations, the effectiveness of extraction and processing technologies, the distribution of any resulting products, and the availability of financing for necessary equipment and infrastructure. For future projects where the Company may hold only a minority interest in the entity that owns the mining rights, additional risks may arise related to that entity’s ability to advance the project.

Our business is subject to numerous regulatory uncertainties which, if not resolved in our favor, would have a material adverse impact on our business.

On May 26, 2026, NOAA notified the Company that its application for an exploration license was determined to be in substantial compliance and identified a list of supplemental information required to bring the Company’s application into full compliance, including, among other things: (i) additional information regarding the Company’s financial capability, financing strategy, estimated exploration expenditures and financial responsibility; (ii) expanded descriptions of the Company’s proposed exploration program, including work plans, schedules, proposed exploration activities, technical development activities, and environmental monitoring; (iii) additional environmental information, including baseline information, monitoring methodologies and supporting information to facilitate NOAA’s environmental review; (iv) additional information regarding potential conflicts with other ocean uses and activities, including fisheries, navigation, submarine cables, scientific research activities and other seabed mineral interests; and (v) clarification of certain corporate, technical and administrative information supporting the application. On July 17, 2026, the Company submitted an amended application, which the Company believes fully addresses NOAA’s supplemental information requests. Although the Company currently believes its amended application is fully responsive to NOAA’s requests, there can be no assurance that NOAA will determine that the application is in full compliance in a timely manner or at all, that the Company will preserve its priority of right, or that NOAA will ultimately issue an exploration license on acceptable terms or at all.

Furthermore, the U.S. regulatory regime under DSHMRA has not yet been used for commercial production of seafloor polymetallic nodules and, to date, no commercial collection of nodules has occurred on the seafloor in international waters, which includes the CCZ. To date, NOAA has not issued a commercial recovery permit, and the legal framework, while established, has not yet been applied to the full lifecycle of a seabed mining project. Despite our application now under NOAA review, there can be no assurance that such review will lead to NOAA granting the Company an exploration license on a timely basis or at all, or on commercially viable terms and conditions, which would materially and negatively impact our business, financial condition, liquidity, results of operations and prospects. In addition, there is no assurance that we will be able to comply with, or obtain a waiver of, the requirement under DSHMRA that minerals be processed in the United States.

In addition, permitting under DSHMRA subjects the Company to a complex regulatory system in the United States, which we are in the initial stages of analyzing to determine applicability and how compliance will impact our future development plans and potential commercial operations. We will need to be in full compliance with U.S. environmental laws, and NOAA may deny a commercial recovery permit, if and when we apply for one, if it determines that significant adverse environmental effects cannot be adequately mitigated. The review and approval process will also be subject to a full environmental impact statement process under National Environmental Policy Act, as well as public comments and potential legal challenge in U.S. courts by third parties who can show that they are adversely affected or aggrieved by NOAA’s actions. Although the UAOCMR Order directs the Commerce Secretary to implement an expedited permitting process under DSHMRA, the timing of license or permit issuance remains uncertain while there are statutory guidelines as to timing, there are no mandatory deadlines under DSHMRA and actual review timelines will depend on the scope and outcome of NOAA’s assessment.

Success under the U.S. regulatory pathway will also require continued policy support from the U.S. executive branch and agencies such as NOAA and the United States Department of Commerce. Shifts in U.S. political priorities, legal interpretations, or agency leadership could adversely affect our ability to obtain and maintain required approvals or to rely on DSHMRA as a viable permitting pathway.

The interaction between the NOAA/DSHMRA and ISA regulatory regimes gives rise to material risks and uncertainties that could adversely affect our business.

The United States has not ratified UNCLOS or the 1994 Agreement and is not a member state of the ISA. As a result, the extent to which exploration licenses or commercial recovery permits granted by NOAA under DSHMRA will be recognized, accepted or enforceable under international law or by ISA member states, foreign governments, international courts or tribunals, commercial counterparties, insurers, lenders or end-market purchasers of minerals remains uncertain. Rights granted under the NOAA regime may be challenged on the basis that they lack international legal recognition or that they conflict with the ISA’s mandate to organize and control mineral-resources-related activities in international waters. The Company is not in a position to predict the merits or outcome of any such challenge. There is a risk of overlap between areas subject to licenses or permits granted under the NOAA regime and areas subject to exploration or exploitation contracts granted by the ISA, and there is significant uncertainty regarding how any such overlap or competing claim would be resolved. Any such conflict could give rise to legal, regulatory or geopolitical disputes involving the United States, ISA member states, ISA contractors or other parties, which could result in challenges to the validity or enforceability of our mineral rights, restrictions on our ability to conduct exploration or commercial recovery activities, interference with our offshore operations, difficulty in securing offtake agreements, financing, insurance or qualified contractors, or reputational harm. Furthermore, the NOAA regime has limited historical precedent. NOAA issued only a limited number of exploration licenses under DSHMRA, the original licenses were issued in the 1980s, NOAA has not issued an exploration license under the current application process in recent decades, and NOAA has never issued a commercial recovery permit. Accordingly, there is limited precedent regarding current application requirements, review practices, license terms, environmental obligations, timelines, costs and the international recognition or enforceability of rights granted under DSHMRA. The absence of recent precedent reduces our ability to predict whether, when or on what terms our application may be approved and increases the risk that NOAA may require additional information, impose material or unexpected terms or conditions, extend its review or deny the application. These uncertainties, individually or in the aggregate, could significantly and negatively impact our ability to obtain, maintain, enforce and commercially benefit from any subsea mineral rights we may obtain under

DSHMRA and could have a material adverse effect on our business, financial condition, results of operations and prospects. See “The Business – The Subsea Mineral Exploration and Development Industry – (b) Subsea Mineral Exploration and Development in International Waters” in the AIF.

In the Cook Islands, the Seabed Minerals Act 2019 provides for seabed mineral prospecting permits, exploration licenses, and mining licenses. To date, no mining licences have been issued and three exploration licenses have been awarded, which remain in effect.

Subsea development and operations involve inherent risks.

To the knowledge of the Company, no entity has achieved commercial operations in the subsea mineral exploration and development industry. Marine mining operations inherently involve significant risks. The financing, exploration, development, and extraction activities associated with our future subsea assets will be subject to numerous macroeconomic, legal, and social factors, including commodity price volatility, evolving laws and regulations, political conditions, currency fluctuations, the availability and retention of skilled personnel, access to appropriate machinery and equipment, and the availability of necessary services within the jurisdictions in which we operate. Adverse changes in any of these factors could negatively impact our proposed business and operations. Substantial expenditures are often required to identify and define mineral reserves and resources, develop extraction processes, and construct mining and processing facilities, and these activities rely on adequate infrastructure that may be disrupted by extreme weather events, operational sabotage, government action, or other interferences. There is no guarantee that our exploration or development programs will lead to economically viable mining operations, as commercial viability depends on numerous factors, including deposit characteristics, mineral price fluctuations, and government policies relating to taxation, royalties, import and export requirements, and environmental protection. These factors are unpredictable and may result in returns that do not justify the capital invested. Further, exploration efforts may not result in discoveries or production of minerals in commercial quantities, and even once in production, mineral reserves are finite, with no assurance that additional reserves can be identified to replace those that become depleted.

Mineral resource exploration, development, and operations are highly speculative and are characterized by a number of significant risks, including, among other things, unprofitable efforts resulting from the failure to discover mineral resources or finding mineral resources which, though present, are insufficient in quantity and quality to return a profit from production. Once mineralization is discovered, it may take a number of years from the initial exploration phases before production is possible, during which time the potential feasibility of the project may change adversely. Substantial expenditures are required to establish mineral resources and reserves, to determine processes to collect and transport the minerals and, if required, to construct processing facilities.

No deep-sea polymetallic properties in the CCZ or Cook Islands that have been identified have as of today been developed into production. Exploration and exploitation risks exist in the discovery, location, definition and recovery of seafloor polymetallic nodule deposits. Given that no seafloor polymetallic nodule deposit has ever been commercially developed, such risks may have a material impact on our ability to accomplish our objectives. Operations may be affected by the availability of suitable vessels and equipment, prevailing sea conditions, changes in meteorological conditions and climate change, currents close to the seafloor and throughout the water column, recovery of materials sampled, lack of experience in delineating deposits, or unsuitability of equipment for recovering such material in prevailing conditions. Substantial expenditures are required to establish mineral resources, mineral reserves, to develop metallurgical processes, and to construct collection and transportation vessels, and we will be required to rely upon the expertise of consultants and others for exploration, development, construction and operational knowhow, and such consultants and third parties may not always be available to support our operations. If we are not able to obtain such expertise or identify alternative sources of expertise, our operations and financial results will be negatively impacted.

While we believe that seafloor polymetallic nodules in the CCZ and Exclusive Economic Zone of the Cook Islands account for some of the world’s largest aggregated estimated deposits of the four critical metals contained in nodules, no assurance can be given that minerals will be discovered in sufficient grade or quantities to justify commercial operations. Whether an exploration property will be commercially viable depends on a number of factors, including: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; metal prices, which are highly cyclical; availability of and effectiveness of technology to recover, trans-ship, transport and process nodules; government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, and environmental protection; availability of required personnel, third-party partners and contractors, any required financing and commercial demand in the marketplace for such metals. The precise impact of these factors cannot accurately be predicted, but the combination of these factors may result in the inability of our subsidiaries to operate or generate an adequate return on invested capital.

While we and our subsidiaries will evaluate the political and economic factors in determining an exploration strategy, there can be no assurance that significant restrictions will not be placed on intended development areas. Such restrictions may have a material adverse effect on our business and results of operation.

Our proposed exploration, development, collecting, processing and refining activities are subject to extensive and costly environmental requirements, and current and future laws, regulations, and permits may impose significant costs, liabilities, or obligations, or could limit or prevent our ability to continue our operations as currently contemplated or to undertake new operations.

All phases of exploring for, collecting and processing polymetallic nodules are subject to environmental regulation in multiple jurisdictions, including national laws and regulations administered by governmental authorities, such as NOAA pursuant to DSHMRA. No seafloor polymetallic nodule deposit has been developed commercially to date, and the environmental parameters, data sets, methodologies and mitigation measures that regulators may require in connection with the authorization of commercial-scale deep-sea mineral activities have not been fully established under the U.S. or Cook Islands regimes.

Under the United States regulatory framework, commercial recovery activities would require licenses and permits issued by NOAA, including approvals relating to environmental impact assessment, mitigation, monitoring and compliance with applicable federal environmental statutes. While the United States has an established permitting regime under the DSHMRA, the application of that framework to commercial-scale polymetallic nodule recovery has not been tested in practice. Regulatory interpretations, environmental review expectations, interagency coordination requirements and potential judicial review under U.S. law introduce additional uncertainty, and there can be no assurance that permits or licenses will be granted on acceptable terms, within anticipated timeframes, or at all.

Nodule collection operations in the CCZ are expected to disturb wildlife in the operating area and may affect ecosystem function. The nature, extent and duration of these impacts are expected to vary by species and habitat and remain subject to significant scientific uncertainty. As with land-based mining, these studies may not definitively establish the full impacts of operations on biodiversity. Given the scale, depth and logistical challenges of the deep-sea environment, a complete biological inventory may never be established, and impacts on CCZ biodiversity and ecosystem services may never be fully or definitively known.

It is also not definitively known whether the risk of biodiversity loss in the CCZ can be eliminated or sufficiently mitigated through spatial protection measures, operational controls or other mitigation strategies, or how long disturbed seabed areas may take to recover naturally. While prior research suggests that certain fauna may recover over years to decades, significant uncertainty remains, particularly with respect to species that depend on polymetallic nodules as hard substrate for critical life functions. The effectiveness of mitigation measures such as partial nodule retention, no-collection zones and habitat connectivity corridors remains under active study and may vary materially by location and operating conditions.

Although we intend to design and operate our collection systems to mitigate and reduce potential harm to the seafloor, marine life and ecosystem function, we do not know whether regulatory authorities under national permitting regimes, including the United States under DSHMRA, will impose additional or more onerous restoration, rehabilitation, offset or long-term monitoring obligations. Any such requirements, to the extent they are costly, operationally restrictive or open-ended, could result in material changes to our and our subsidiaries’ businesses, increased capital or operating expenditures, or delays or limitations on our ability to proceed with development as currently contemplated.

Environmental permitting processes under both international and national regimes are expected to involve multiple layers of technical review, public scrutiny and potential legal challenge. Under national permitting regimes, including in the United States, approvals may be subject to administrative appeals or judicial review, which could delay or prevent project development.

In addition, sponsoring state approvals, governmental licenses and permits may be required in connection with our activities, and failure to obtain or maintain such approvals could curtail or prohibit planned operations. Failure to comply with applicable environmental laws, regulations or permit conditions may result in enforcement actions, including suspension or cessation of operations, monetary penalties, remedial obligations or civil or criminal liability. Parties engaged in collection operations may also be required to compensate third parties for loss or damage arising from such activities. Any of the foregoing could have a material adverse effect on our business, financial condition, results of operations or prospects.

We may become subject to environmental liabilities as a result of noncompliance with existing or future regulations.

All of the proposed exploration and development operations of our subsidiaries will be subject to environmental permitting and regulations, which could make operations expensive or prohibit them altogether. We may also be subject to potential risks and liabilities associated with pollution of the environment that could occur as a result of our subsidiaries’ proposed exploration, development, and production activities.

To the extent that a subsidiary becomes subject to environmental liabilities, the payment of such liabilities, or the costs incurred to remedy environmental pollution, would reduce funds otherwise available to us, which could have a material adverse effect on our business. If we or our subsidiaries are unable to fully remedy an environmental problem, they might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy. The potential exposure could be material to our business.

All of our proposed exploration, development, production and processing activities will be subject to regulation under certain environmental laws and regulations. Our subsidiaries may be required to obtain permits for their activities. They may be required to update and review permits from time to time, and may also be subject to environmental impact analyses and public review processes prior to the approval of any future activities. It is possible that future changes in applicable laws, regulations and permits, or changes in their enforcement or regulatory interpretation by local governments, sponsor states, and other regulatory bodies, could have a significant impact on our business.

There are no guarantees that the grade and quality of the polymetallic nodule deposits that we intend to acquire and develop will be suitable for collecting or commercialization.

The grades and abundances of the seafloor polymetallic nodule deposits that we intend to acquire, develop and commercialize are estimates that may prove to be inaccurate. The precise form of mineral occurrence, grade, abundance, and tonnage, is not yet known. There is a risk that the sampling and imaging, which will need to be completed in the future, has not and/or will not allow us to accurately quantify the tonnage, abundance and grade of identified polymetallic nodule deposits. Moreover, the projections or classifications based on such sampling could result in inaccurate environmental, geological or metallurgical assumptions (including with respect to the size, grade, abundance, and/or recoverability of minerals) or incorrect assumptions concerning economic recoverability.

No seafloor polymetallic nodule deposit has ever been commercially collected, and our proposed offshore collection technology and development plans and processes may not be sufficient to accomplish our objectives.

Seafloor polymetallic nodules have never been commercially mined, and there is a risk that our offshore collection and recovery methods and the equipment that we intend to utilize during this process, including transferring nodules to transport vessels and delivering of nodules to port, may not be adequate for the economic development of seafloor polymetallic nodule deposits. The equipment and technology that we intend to utilize has not been fully proven in such subsea conditions and for this specific material and application, and failure to adapt existing equipment or to develop suitable equipment or recovery, transportation and development techniques for the prevailing material and seafloor conditions would have a material adverse effect on the business of our subsidiaries, and the results of their operations and financial condition. As a result, even if we obtain the necessary licenses, permits or approvals to proceed under one or more regulatory pathways, including under the NOAA or Cook Islands regimes, and complete all exploration work required to define a mineral resource, there are no assurances that we will have successfully completed all development and pre-production work necessary to start commercial production.

We have no subsea operating history in an evolving industry, which makes it difficult to forecast our revenue, plan our expenses and evaluate our business and future prospects.

Despite the Company’s experience in terrestrial mining, we have no operating history in the rapidly evolving subsea mining industry, which may not develop in a manner favourable to our proposed business. As a result of our lack of operating history and ongoing changes in our new and evolving industry, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. We expect to encounter risks and uncertainties frequently experienced by companies in evolving industries, such as the risks and uncertainties described herein. Accordingly, we may be unable to prepare accurate internal financial forecasts or replace revenue, if any, that we do not receive as a result of delays arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. If we do not address these risks successfully, our results of operations could differ materially from our estimates and forecasts or the expectations of investors or analysts, causing our business to suffer.

We may not succeed in raising the capital required to support our future operations and capital expenditures and there is uncertainty regarding the Company’s ability to continue as a going concern.

Our ability to generate cash inflows in the future will depend on our ability to monetize mineral rights. However, we cannot assure that these activities will produce any cash or sufficient cash to meet our future operational and financial needs. If future cash inflows, if any, fall short of our requirements, we will need to obtain additional capital through external financing. While we have successfully raised funds in the past, there is no guarantee that we will be able to obtain such financing in the future on terms that are satisfactory to the Company or at all. These conditions indicate the existence of material uncertainties that may cast significant doubt about the Company’s ability to continue as a going concern.

We will be subject to extensive regulations that influence our operations and may be unable to obtain permits for subsea exploration or extraction operations.

We may not succeed in obtaining the contracts, permits, licenses or other approvals required to carry out subsea exploration and extraction activities. Furthermore, permits that are granted may later be revoked or not recognized by the issuing authorities. Applicable governments may also introduce new requirements that could delay the commencement of operations.

Our proposed future operations, including exploration, development activities, and any potential transition to production, may require permits or other approvals from applicable governmental authorities and may be subject to extensive laws and regulations governing subsea exploration, subsea extraction, exports, taxation, labor standards, occupational health, waste management, hazardous materials, environmental protection, and related matters. Companies engaged in subsea mineral exploration and extraction frequently experience increased costs and delays due to the need to comply with regulatory requirements and licensing or permitting processes, and we cannot predict whether all licenses or permits required for subsea exploration and extraction operations will be obtainable on reasonable terms, or at all. The terms and conditions attached to such licenses and permits may also change over time, and there is no guarantee that future applications will be approved or that existing terms will remain commercially reasonable. Any delay in obtaining required permits, failure to obtain them, or failure to comply with their conditions could materially and adversely affect our future operations.

The costs of satisfying all applicable regulatory requirements may be substantial and could delay planned activities. Failure to comply with applicable laws, regulations, or license or permit conditions may result in enforcement actions, including orders to curtail or cease operations, and may require corrective measures involving significant capital expenditures or remedial actions. Subsea mining activities may also expose us to civil liabilities or penalties for regulatory violations. Moreover, changes to existing laws, regulations, or permit requirements, or stricter enforcement of current rules, could materially and adversely affect our operations by increasing capital or operating costs, reducing production levels at any future producing properties, or requiring delays, modifications, or abandonment of planned development initiatives.

We may also be required to contribute to infrastructure costs associated with developing our properties and must adhere to permit conditions and evolving laws and regulations that may govern operational procedures, waste management, spill response, environmental assessments, and financial assurances. Compliance with these conditions and the subsea mining industry’s evolving laws and regulations cannot be guaranteed, and non-compliance may result in the loss of certain permits or licenses, negatively impacting our business. Additionally, future changes to taxation are uncertain, and although planning is undertaken based on current laws and reasonable expectations of potential changes, there is no assurance that such planning will effectively mitigate adverse tax consequences.

The polymetallic nodules that we may recover may require specialized transfer and delivery equipment and processes, and there is no certainty that we will be able to develop or otherwise access such transfer and delivery equipment or processes that are suitable for our purposes.

The polymetallic nodules that we may collect in the future may require specialized equipment and processes in connection with the transfer of such nodules to transport vessels and delivery of the nodules to port. The anticipated cost to develop this equipment and processes is significant. There is a risk that the equipment and/or processes necessary to transfer commercial quantities of nodules to transport vessels and deliver them to port may be economically prohibitive.

Although we intend to negotiate with third-party shipping companies to transfer nodules to transport vessels and to deliver nodules to port, our future needs with respect to the required equipment and processes have yet to be fully determined, and as such, the capital costs, performance, reliability, and maintenance of such equipment and processes is currently uncertain and may be more expensive and take longer to develop than we currently estimate. In addition, the required equipment and processes may not be developed or become available at commercial scale in the time frame we may require, which could have a material negative impact on our future operations and financial results.

Our business is contingent on our ability to successfully identify, collect, ship and process polymetallic nodules profitably, and in doing so, we will need to rely on certain future strategic relationships, which we may be unable to develop or maintain.

In conducting our business, we will rely on developing strategic relationships in a variety of disciplines, including the offshore equipment and services industries, the onshore mineral processing industry, and others involved in the mineral exploration industry. We will also need to develop relationships with third-party contractors, as well as with certain regulatory and governmental departments. There is no guarantee that we will be able to develop such relationships and any failure to do so could have a material negative impact on our future operations and financial results.

Some of the offshore equipment that we will need to accomplish our objectives has not been manufactured and/or tested.

We will need to rely on high-value equipment for the offshore collection and transport of materials. Much of the commercial-scale equipment, particularly as it pertains to subsea engineering and recovery systems, has yet to have completion of engineering, and has not been constructed and fully tested, and may not be suitable or may prove unreliable, and may not be delivered on a timely basis in the future. We have not yet identified a third-party shipping company with the necessary equipment to transfer nodules to transport vessels and deliver nodules to port. Moreover, our future needs with respect to commercial-scale subsea engineering and recovery systems have yet to be fully determined, and as such, the capital costs, performance, reliability, and maintenance associated with the necessary equipment is currently unknown. There can be no guarantees that the necessary commercial-scale subsea engineering and recovery systems can be developed, or if developed, that such systems will be deployable in an economically viable manner. Any equipment downtime or delayed mobilization of equipment may impact operations. Additionally, as we launch exploration, collection, and development initiatives, our subsidiaries may need to compete for the availability of suitable vessels and equipment, even though we have a close commercial relationship with our partners, there is a risk that certain vessels and equipment will be under long-term charter and will thus not be available to them when needed, if at all.

The polymetallic nodules that we may recover in the future may require specialized onshore processing and refining, and there is no certainty that such processes will result in a recovery of metals that is consistent with our expectations, or that we will be able to develop or otherwise access processing plants that are suitable for our purposes.

The polymetallic nodules that we may collect in the future, contain several base metals in varying concentrations, which will require processing and refining in metallurgical plants. To date, no nodules have been processed and refined into metal products commercially, and there is a risk that such processing and refining may not be economically viable and/or that there are presently unknown technical aspects that render the selected flowsheet unsuitable for processing to the products as described.

Should we acquire subsea mineral rights and our intended offshore nodule collection plans become successful, we intend to partner with existing onshore processing partners to produce and develop new build onshore processing plants as we scale up production. Our future needs with respect to such processing plants have yet to be fully determined, and as such, the capital costs, performance, reliability, and maintenance of such plants are currently uncertain. Even if we are able to secure appropriate processing facilities (through tolling arrangements or otherwise) when needed in the future, there is no guarantee that we will be able to provide them with the required nodule feedstocks at the required times. There is a risk that we may not enter into definitive agreements with any third parties capable of processing our intended future products and there is a risk that we will be unable to secure one or more of sites for the potential construction of nodule processing plants on suitable terms when needed. There can be no guarantees that such plants can be developed, or if developed, that such plants will perform in an economically viable manner or provide the projected metal recovery rates with project capital and operating costs at levels viable for our business in the future. Accordingly, even if we acquire subsea mineral rights, the timing in which we expand our operations may vary depending on geological, operational and financial developments, in addition to regulatory approvals from NOAA or the Cook Islands, among other factors, and these may impact our revenue and financial performance.

We may be unable to obtain or validate rights to the resources or items we recover in the future.

We may identify seabed mineral deposits with commercial potential but may be unable to obtain legal title to those deposits or obtain the governmental permits required for commercial extraction. Some deposits may lie within regulated waters where government policies or legal frameworks can change unexpectedly, which could negatively affect our ability to operate in those areas.

We may continue to experience significant losses from operations

For the years ended 2024 and 2023, our operating losses were $114,820 and $334,092, respectively. Even if we achieve operating income in future periods following the Change of Business, changes in our industry, customer base, business operations, cost structure, or unforeseen events, such as major litigation or significant transactions, could result in renewed operating losses. We may not achieve sustained profitability, or profitability in any given quarter. The audit report on our consolidated financial statements includes an explanatory paragraph noting that our history of operating losses and the need for additional capital to support operations and capital expenditures raise substantial doubt about our ability to continue as a going concern.

Legal, political, or civil issues may affect our marine operations.

Legal, political, or civil developments in jurisdictions around the world may restrict access to our intended marine operating areas or otherwise interfere with our intended activities or future rights to seabed mineral deposits. In many countries, legislation governing ocean exploration remains unclear or uncertain. Consequently, when conducting projects in the future, we may experience unanticipated delays, requests, or outcomes as we work with local authorities to obtain necessary permits and assert licenses over seafloor assets. Government authorities may also seize or detain our vessels, equipment, personnel, or cargo. Additionally, interactions may involve multiple governmental units, and turnover among government representatives can lead to unexpected changes or new interpretations of contracts and applicable laws.

Non-governmental organizations (“NGOs”) opposed to seafloor mineral extraction may also seek to disrupt our operations. Such groups may engage in public campaigns or spread misinformation intended to harm our reputation or that of our projects. Like other businesses that operate in the resources industry, we along with our potential future partners, and our shareholders, are subject to pressure and lobbying from NGOs, particularly with respect to impacts on the deep-sea environment. These activities can result in project delays and may require the Company to incur additional costs to address, mitigate, or counteract NGO interference. There is a risk that the demands and actions of such NGOs may cause significant disruption to our business, which could have a material adverse effect on our operations and financial condition. It is possible that direct action from NGO environmental groups could physically impact ongoing operation during our intended exploration, development and commercial operations. There can be no assurances that the foregoing activities by NGOs and other stakeholders will not materially impact our future operations.

Our future operations may be affected by natural hazards and seasonality.

Underwater exploration and extraction activities are inherently challenging and hazardous, and they may be delayed or disrupted by weather, sea conditions, or other natural events. These operations can often be conducted more safely during certain seasons, but we cannot assure that we—or our future contractors—will always be able to perform exploration, sampling, or extraction during optimal periods. Although sea conditions in a given area may be generally predictable, unexpected shifts can occur and adversely impact operations. Natural hazards may also prevent or significantly delay project activities. Seabed mineral extraction work is particularly vulnerable to interruptions caused by storms affecting either the extraction site or delivery ports. Furthermore, if the Company’s future subsea mining assets are limited to areas that are contemporaneously affected by the same weather, sea conditions or other natural events, the Company’s proposed business may be seasonal. These risks will be incorporated into our project planning.

Some of our future equipment or assets could be seized or we may be forced to sell certain assets.

Although the Company does not own and does not currently intend to own, develop, or acquire any proprietary seabed mineral exploration or extraction technology, the Company may acquire equipment or assets in the future, and pledge certain assets as collateral to secure debt financing. In addition, some suppliers may have the right to seize specific assets if we fail to make timely payments for services, supplies, or equipment provided. If we are unable to meet these obligations, a lender or supplier could seize or compel the sale of the pledged assets. The loss of such assets in the future could adversely affect our operations. Additionally, any forced sale may occur under circumstances that do not yield optimal value, resulting in proceeds that are lower than the asset’s potential market value.

Technological obsolescence of marine assets or the failure of critical equipment could increase our capital needs or impair our operational capabilities.

The Company does not own and does not currently intend to own, develop, or acquire any proprietary seabed mineral exploration or extraction technology, and expects to rely entirely on third-party contractors for access to required technologies and operational capabilities. We intend to engage contractors who utilize advanced technologies, such as sonar systems, magnetometers, remotely operated vehicles, vessels, and other sophisticated tools, to conduct seabed mineral exploration. Although we intend to ensure our contractors maintain backups for key equipment and components, failures may still occur and could require us to delay or suspend operations. In addition, ongoing technological advancements may result in newer equipment offering greater efficiency than the assets of our contractors may utilize in the future. Adopting such improved technologies may require us to engage different contractors, replace existing service providers or negotiate new commercial terms, which could increase the costs of engaging contractors. The Company does not possess proprietary polymetallic-nodule-collection technology, seabed lift systems, or commercial-scale extraction equipment. If the Company’s future contractors adopt newer systems, experience failures, or fail to provide access on reasonable terms, the Company may face increased costs, reduced competitiveness, or delays to project development.

We will rely on key personnel and face competition in attracting and retaining qualified employees and contractors.

The success of the Company is currently largely dependent on the performance of its directors and officers. There is no assurance the Company can maintain the services of its directors and officers or other qualified personnel required to operate its business. The loss of the services of these persons could have a material adverse effect on the Company and its prospects. Employees and contractors that we intend to engage in the future will also be essential to our success, and some of our current management and specialized personnel, including our chief executive officer and vice president of exploration, would be difficult to replace. Some of these individuals are not currently bound by contracts. If we are unable to retain highly qualified personnel in the future, our proposed business could be adversely affected.

We will rely on consultants and contractors to provide expertise and services in certain technical areas, who may not be available when we need them and there could be risks associated with retaining them if they are available.

In the future, we expect our technical consultants and contractors will provide critical expertise and services that supplements and enhances the work of our employees, and we expect that many of these specialists would be difficult to replace. We may face challenges in engaging or retaining highly qualified consultants or vendors in the future, and engagements with key third parties may involve contractual risks. Any such difficulties could adversely affect our business. Because the Company does not expect to maintain its own vessels, survey teams, environmental science staff, or subsea engineering personnel, the Company expects to be highly dependent on third-party contractors for critical operational functions. Delays, resource conflicts, cost increases, or performance failures by third-party providers may directly impact future project costs and schedules.

We will be exposed to risks associated with foreign operations.

The Company intends to engage contractors to conduct mineral exploration activities primarily outside of Canadian jurisdiction, including in international waters governed by international maritime conventions and within the Exclusive Economic Zones of foreign coastal states. The Company expects that it will initially focus on the Pacific region, subject to applicable regulatory frameworks. Exploration activities conducted outside of Canada are subject to the licensing, permitting, regulatory approval, and reporting requirements of the relevant foreign authorities or international bodies, as applicable.

The Company expects to rely on offshore contractors, vessel operators, and technical consultants located outside of Canada to carry out its exploration activities. Accordingly, the operations to be conducted by contractors will be dependent on obtaining and maintaining required licenses, permits, or contractual rights, and on complying with ongoing technical, environmental, and operational reporting obligations imposed by foreign governments or international regulators.

These foreign operations may expose the Company to regulatory, political, operational, and compliance risks, including political and civil unrest, arbitrary or sudden changes to laws, an increased likelihood that laws will not be enforced and judgments will not be upheld, corruption, bribery, economic uncertainty, labour disputes, limitations on repatriation of future earnings, limitations on foreign ownership, government participation, expropriation or nationalization of assets, royalties, duties, currency fluctuations, rates of inflation, audit controls, changes in laws, permitting processes, reporting requirements, or enforcement practices, which could affect the timing, scope, or viability of its exploration programs. Additionally, the Company’s representatives may need to familiarize themselves with and address the laws, requirements and roles of governments, local business culture and practices, and any differences in language, banking systems and controls in and between any future jurisdictions in which the Company operates. While the Company has not identified any material foreign regulatory, political, or operational risks as of the date hereof beyond those disclosed elsewhere under “Risk Factors”, there can be no assurance that such risks will not arise in the future.

Changes to our proposed business strategy or restructuring efforts may increase costs or negatively affect the profitability of our operations.

As our business environment evolves, we may need to modify our strategies or restructure our operations, business, or assets in existence at the time in response. Implementing such changes may result in additional costs, and we may be required to write down or dispose of certain assets. These actions could increase our expenses and may lead to significant charges related to asset impairments.

The prevailing market prices of nickel, manganese, copper, cobalt, and other commodities will have a material impact on our ability to achieve commercial success.

The profitability of our nodule collection operations is significantly affected by changes in the market price of critical metals (nickel, copper and cobalt) and manganese ores and the cost of power, natural gas, coal, marine fuels, among other commodities and supply requirements. Prices of such metals are affected by numerous factors beyond our control, including: military conflict; prevailing interest rates and returns on other asset classes; expectations regarding inflation, monetary policy and currency values; speculation; governmental and exchange decisions regarding the disposal of metal stockpiles; political and economic conditions; available supplies of the four critical metals contained in nodules from mine production, inventories and recycled metal; sales by holders and producers of these critical metals; and demand for products containing nickel, manganese, copper and cobalt. The price of nickel, manganese, copper, cobalt and other minerals and natural gas has fluctuated widely in recent years. Depending on the prevailing price of nickel, manganese, copper, and cobalt, and the cost of power, natural gas, chemical reagents, marine fuels, cash flow from our metal production operations may not be sufficient to cover our operating costs or the costs to service any outstanding debt. In addition, our proposed full scale production plans would involve placing a large percentage of global manganese production in the market, and we may be constrained in our ability to sell such large volumes, or such production may negatively impact the market price of manganese, which would, in either case, negatively impact our overall economic position.

We may be adversely affected by fluctuations in demand for nickel, manganese, copper, cobalt, and other commodities.

Between the discovery of a mineral deposit and the eventual sale of extracted minerals, global and local market prices may fluctuate significantly, which could negatively impact the economic viability of the project. Furthermore, although ownership interests in a deposit may be sold earlier, there is no assurance that buyers will be available or that such interests can be sold at favorable, competitive prices.

Because our revenue is expected to be from the collection and processing of minerals, changes in demand for, and taxes and other tariffs and fees imposed upon, such minerals and derived mineral products (most notably, nickel, manganese, copper, and cobalt) could significantly affect our profitability. A prolonged or significant economic contraction in the U.S., China or worldwide could put downward pressure on market prices of minerals. Protracted periods of low prices for minerals could significantly reduce revenues and the availability of required development funds in the future. This could cause substantial reductions to, or a suspension of, our exploration, development, collecting and production operations, and impair asset values.

Demand for our targeted minerals may be impacted by changes in supply dynamics and sources, and changes in demand for downstream products, including batteries for electric vehicles and energy storage that consume high volumes of the metals we intend to produce, as well as demand for manganese alloys used in steel-making, the targeted market for most of our manganese production. Lack of growth or material increases in new sources of supply in this or in any other related markets may adversely affect the demand for our minerals and any related products, and if the market for these critical existing and emerging technologies does not grow as we expect, grows more slowly than we expect, or if the demand for our products in these markets decreases, then our business, prospects, financial condition and operating results could be harmed. Notably, our financial success will depend in part on the expansion of the global manganese market to consume the additional volume of manganese that we intend to produce and on our ability to displace existing supply.

In contrast, extended periods of high commodity prices may create economic dislocations that could be destabilizing to the supply and demand of minerals, and ultimately to the broader markets. Periods of high market prices for our targeted minerals are generally beneficial to our financial performance. However, strong prices also create economic pressure to identify or create new sources of supply and alternate technologies requiring consumption of metals that ultimately could depress future long-term demand for nickel, cobalt, copper and related products, and at the same time may incentivize development of competing properties.

Furthermore, technology changes rapidly in the industries and end markets that utilize the four metals contained in polymetallic nodules found in the CCZ and Exclusive Economic Zone of the Cook Islands: nickel, manganese, cobalt and copper. Some of these changes have resulted, and may continue to result, in decreased use of nickel, manganese, cobalt and/or copper in these industries and end markets. For instance, our growth may be affected by the consumer adoption of electric vehicles. The market for electric vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, additional competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors. While it has been projected that demand for electric vehicles will surge over time, if the market for electric vehicles does not develop as we expect, or develops more slowly than we expect, our business and operating results may be impacted, as we refocus on other industrial uses of the metals we plan to produce. In addition, the adoption of lithium iron phosphate (“LFP”) battery chemistries has grown substantially in recent years. The continuation of this trend in the use of LFP battery chemistries will decrease the overall demand for nickel- and cobalt-rich battery chemistries in electric vehicle use. Additionally, copper is increasingly being substituted with aluminum or other materials in electrical and infrastructure applications, potentially reducing the overall market demand for copper. Although we are actively monitoring these technological changes and shifts in end-market demand and taking steps designed to diversify the potential applications and markets for our metals, as these industries shift to new or substitute technologies or products or if these industries and end markets otherwise use less of the metals that we intend to collect and process, and our diversification efforts are not successful, there could be a decline in demand for our metal products. If the demand for our metal products decreases, it will have a material adverse effect on our business and the results of our operations and financial condition.

Negative perceptions related to the offshore collection of polymetallic nodules could have a material adverse effect on our business.

There exist certain negative perceptions related to acquiring metals produced from deep-sea minerals. Under pressure from non-governmental organizations, some governments and companies in the electric vehicle supply chain have expressed reservations about using critical metals derived from deep-sea minerals (including polymetallic nodules), pending more research on the impacts of deep-sea mineral extraction operations on marine biodiversity and ecosystem function. If this position gains broad traction by governments and commercial customers alike in relation to critical metals sourced from polymetallic nodules, it could have a material impact on our business and operations.

Estimates of mineral resources are inherently uncertain and may not be precise.

The estimation of mineral resources is inherently imprecise, and the reliability of such estimates depends on the quantity and quality of available data, the assumptions applied, and the judgments made when interpreting geological and engineering information and forecasting future capital and operating costs. Considerable uncertainty exists in any reserve or resource estimate, and the actual economic outcomes of developing or mining a subsea deposit may differ significantly from these estimates as additional data are obtained or interpretations evolve.

Estimated mineral resources may be materially affected by additional factors.

In addition to the uncertainties inherent in estimating mineral resources, a variety of other factors may negatively impact estimated resources and reserves. These factors may include, but are not limited to, metallurgical characteristics, environmental considerations, permitting requirements, legal or title issues, taxation, socio-economic conditions, market factors, political developments, commodity price fluctuations, and capital or operating costs. Any of these or other adverse influences may reduce or eliminate estimated mineral reserves or resources and could materially affect our proposed business, and future prospects, operating results, cash flows, financial condition and corporate reputation.

Our future insurance coverage may not adequately protect us against all risks of our proposed business.

Although we will seek to insure certain key operational risks, there is no assurance that our insurance coverage will be sufficient, that coverage will be available when needed, that we will be able to obtain policies when desired, or that insurance will be offered on commercially reasonable terms. We may also be unable to anticipate every risk that requires insurance. While some risks to our future marine assets, such as specific loss or damage scenarios, may be insurable, we may not have coverage for events such as government seizure or detention of those assets. Any permanent or temporary loss of our marine assets, along with the resulting business interruption and without adequate insurance compensation, could significantly affect our financial performance and operational capabilities.

We may face litigation risks

From time to time, the Company may become involved in claims, legal proceedings, or complaints arising in the ordinary course of business. The outcome or likelihood of success in these matters cannot be reliably predicted. Unfavourable results in one or more of these proceedings could result in significant monetary damages or injunctive relief that may impair the Company’s ability to operate. Even where the Company is successful, such proceedings can be costly, time-consuming, and may divert management and key personnel from ongoing business activities.

We may be vulnerable to short selling strategies.

Short sellers may engage in manipulative practices aimed at driving down the market price of our Common Shares. Short selling involves selling securities that the seller does not own but has borrowed, with the expectation of repurchasing the same securities later at a lower price and profiting from the difference. Because short sellers benefit when a share price declines, some may publish, or facilitate the publication of, negative commentary about an issuer or its business prospects to create downward pressure on the share price.

With the widespread use of the internet and modern publishing tools, individuals can easily circulate critical reports or analyses that appear similar to traditional investment research. These publications may challenge a company’s credibility, strategy, or operations and can lead to significant selling activity, particularly for issuers with low trading volumes or higher volatility.

Such short seller publications are generally not subject to regulatory oversight or formal verification requirements. As a result, the opinions and claims they contain may include distortions, omissions, or, in some instances, entirely fabricated information. Because the risks associated with publishing this material are limited and the potential financial rewards can be substantial, it is likely that such short seller activity will continue.

We may encounter risks associated with business expansion and integration.

The Company’s success will depend, in part, on our ability to grow our proposed business in response to evolving technologies, customer needs, and competitive pressures. To support this growth, we may pursue acquisitions of complementary intellectual property, businesses, solutions, or technologies. Identifying suitable acquisition targets can be difficult, time-consuming, and costly, and we may not be able to complete acquisitions we pursue. Moreover, we may face challenges in integrating the operations, technologies, solutions, personnel, or business practices of any acquired entity. Acquisitions may also require us to enter new geographic regions or business areas in which we have limited or no prior experience.

Moreover, the anticipated benefits of any acquisition, investment or business relationship may not be realized or the Company may be exposed to unknown liabilities. For one or more of those transactions, the Company may:

●	issue additional equity securities that would dilute the holders of Common Shares;

●	use cash that the Company may need in the future to operate its business;

●	incur debt on terms unfavorable to the Company or that the Company is unable to repay;

●	incur large charges or expenses or assume substantial liabilities;

●	encounter difficulties retaining key employees of the acquired companies or integrating technologies; and

●	become subject to adverse tax consequences, substantial depreciation or deferred compensation charges.

Any of these risks could harm the Company’s business and operating results.

AGENT FOR SERVICE OF PROCESS

James A. Deckelman, Chief Executive Officer of the Company, resides outside of Canada and has appointed McMillan LLP at Suite 1500 – 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, as his agent for service of process in Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

LEGAL MATTERS

Certain legal matters related to our securities offered by this Prospectus will be passed upon on our behalf by McMillan LLP. United States legal matters related to our securities offered by this Prospectus will be passed upon on our behalf by Cozen O’Connor LLP. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, or agents dealers by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The current auditor of the Company is Reliant CPA PC, Certified Public Accountants, of 895 Dove Street, Suite 300, Newport Beach, CA 92660 USA. The former auditor of the Company was Adam Sung Kim Ltd. with an office at 168 4300 Fraser Way, Burnaby, British Columbia, V5J 5J8.

The registrar and transfer agent for the Common Shares is Odyssey Trust Company at its principal offices in Calgary, Alberta.

INTEREST OF EXPERTS

Adam Sung Kim Ltd. issued an Independent Auditor’s Report dated February 17, 2026, in respect of the Company’s consolidated financial statements for the years ended December 31, 2025 and 2024, and has advised the Company that they are independent of the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of British Columbia.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories of Canada, the securities legislation further provides purchasers with remedies for recission or, in some jurisdictions, revisions of the price or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for recission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. However, purchasers of Securities distributed under an ATM Distribution by the Company do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the Prospectus, Prospectus Supplement, and any amendment relating to the Securities purchased by such purchaser because the Prospectus, Prospectus Supplement, and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of National Instrument 44-102 – Shelf Distributions. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal adviser.

In an offering of Warrants, or other convertible, exchangeable or exercisable Securities, investors are cautioned that the statutory right of action for damages under Canadian securities laws for a misrepresentation contained in the Prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible, exchangeable or exercisable Securities, are offered to the public under the Prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such Securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

CONTRACTUAL RIGHTS OF RESCISSION

In addition to statutory rights of withdrawal and rescission, original purchasers of Warrants (if offered separately from other Securities) and Subscription Receipts will have a contractual right of rescission against the Company in respect of the exercise of such Warrant or Subscription Receipt, as the case may be.

The contractual right of rescission will entitle such original purchasers to receive, in addition to the amount paid on original purchase of the Warrant or Subscription Receipt (or Units comprised partly thereof), as the case may be, the amount paid upon exercise upon surrender of the underlying securities gained thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the Warrant or Subscription Receipt under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the Warrant or Subscription Receipt under this Prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia) and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Original purchasers are further advised that in certain provinces the statutory right of action for damages in connection with a prospectus misrepresentation is limited to the amount paid for the security that was purchased under a prospectus, and therefore a further payment at the time of exercise may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

In addition, to the extent that we file a Prospectus Supplement to qualify the Common Shares issuable upon conversion of any special warrants that we may in the future issue (“Special Warrants”), we will grant to each holder of a Special Warrant a contractual right of rescission of the prospectus-exempt transaction under which the Special Warrant was initially acquired. The contractual right of rescission will provide that if a holder of a Special Warrant who acquires Common Shares of the Company on exercise of the Special Warrant as provided for in this Prospectus is, or becomes, entitled under the securities legislation of a jurisdiction to the remedy of rescission because of the Prospectus or an amendment to the Prospectus containing a misrepresentation, (a) the holder is entitled to rescission of both the holder’s exercise of its Special Warrant and the private placement transaction under which the Special Warrant was initially acquired, (b) the holder is entitled in connection with the rescission to a full refund of all consideration paid to the agent or Company, as the case may be, on the acquisition of the Special Warrant, and (c) if the holder is a permitted assignee of the interest of the original Special Warrant subscriber, the holder is entitled to exercise the rights of rescission and refund as if the holder was the original subscriber.

CERTIFICATE OF THE COMPANY

Dated: July 28, 2026

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of all the provinces and territories of Canada, except Nova Scotia.

(Signed) “James A. Deckelman”	(Signed) “Steven Nguyen”
James A. Deckelman Chief Executive Officer	Steven Nguyen Chief Financial Officer

On behalf of the Board of Directors:
(Signed) “Geoff Balderson”	(Signed) “Anthony Zelen”
Geoff Balderson Director	Anthony Zelen Director

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CERTIFICATE OF PROMOTER

Dated: July 28, 2026

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of all the provinces and territories of Canada, except Nova Scotia.

(Signed) “James A. Deckelman”
James A. Deckelman Promoter

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PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Division 5 of Part 5 of the British Columbia Business Corporations Act (the “BCBCA”) provides that a corporation may (a) indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable and (b) after the final disposition of an eligible proceeding, pay the expenses (not including judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

An “eligible party” means an individual who (a) is or was a director or officer of the corporation, (b) is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the corporation, or (ii) at the request of the corporation, or (c) at the request of the corporation, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity. An “eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

A corporation must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

A corporation may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided the corporation first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited, the eligible party will repay the amounts advanced.

A corporation must not indemnify an eligible party or pay the expenses of an eligible party if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the corporation was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation or the associated corporation, as the case may be;

●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the corporation or by or on behalf of an associated corporation, the corporation must not (a) indemnify the eligible party in respect of the proceeding or (b) pay the expenses of the eligible party in respect of the proceeding.

A corporation may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the corporation or an associated corporation.

The Registrant’s articles provide that the Registrant’s directors must cause the Registrant to indemnify its directors and former directors, and their respective heirs and personal or other legal representatives to the greatest extent permitted by Division 5 of Part 5 of the BCBCA and each director is deemed to have contracted with the Registrant on this term.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

The Registrant maintains insurance policies relating to certain liabilities that its directors and officers may incur in such capacity.

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EXHIBITS

Exhibit Number	Description

4.1*	Amended and restated annual information form for the year ended December 31, 2025, dated July 27, 2026
4.2*	Audited consolidated financial statements of the Company for the years ended December 31, 2025, and 2024, together with the notes thereto and the report of the independent auditors thereon, prepared by Adam Sung Kim Ltd.
4.3*	Consolidated financial statements of the Company for the three months ended March 31, 2026 and 2025, together with the notes thereto
4.4*	Management’s discussion and analysis of the Company for the year ended December 31, 2025
4.5*	Management’s discussion and analysis of the Company for the three months ended March 31, 2026
4.6*	Management information circular of the Company dated June 22, 2026, prepared for the annual general meeting of shareholders of the Company to be held on July 28, 2026
4.7*	Material change report dated January 19, 2026
4.8*	Material change report dated February 10, 2026
4.9*	Material change report dated May 28, 2026
4.10*	Amended audited consolidated financial statements of the Company for the years ended December 31, 2025, and 2024, together with the notes thereto and the report of the independent auditors thereon, prepared by Reliant CPA PC
4.11*	Revised management's discussion and analysis of the Company for the year ended December 31, 2025
5.1*	Consent of Reliant CPA PC
5.2*	Consent of Adam Sung Kim Ltd.
6.1*	Power of Attorney (included on the signature page of this registration statement)
107*	Calculation of Filing Fee Table

*	Filed herewith.

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PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “SEC”) staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

Concurrent with the filing of the Registration Statement on Form F-10, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 31st day of July, 2026.

DEEP SEA MINERALS CORP.

By:	/s/ James Deckelman
	Name:	James Deckelman
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James Deckelman as the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments to this registration statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ James Deckelman
James Deckelman
Chief Executive Officer and Authorized Representative in the United States
(Principal Executive Officer)
Date: July 31, 2026

/s/ Steven Nguyen
Steven Nguyen
Chief Financial Officer, Corporate Secretary and Director (Principal Financial Officer and Principal Accounting Officer)
Date: July 31, 2026

/s/ Anthony Zelen
Anthony Zelen
Director
Date: July 31, 2026

/s/ Geoff Balderson
Geoff Balderson
Director
Date: July 31, 2026

/s/ Jeremy Perez
Jeremy Perez
Director
Date: July 31, 2026

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